SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Broadcom Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

April 21, 2003

Dear Fellow Shareholder:

     We cordially invite you to attend Broadcom’s Annual Meeting of Shareholders, which will be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California 92707, at 10:00 a.m. Pacific Time, Wednesday, May 21, 2003. The formal meeting Notice and Proxy Statement are attached.

     At this year’s Annual Meeting, shareholders will be asked to elect five directors, approve an amendment to our Bylaws, approve amendments to our 1998 Stock Incentive Plan and 1998 Employee Stock Purchase Plan, approve special stock option grants made to two non-employee directors, ratify the appointment of Ernst & Young LLP to serve as Broadcom’s independent auditors for the year ending December 31, 2003, and transact any other business that may properly come before the meeting.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the enclosed Proxy in the enclosed postage-paid envelope. You may also be eligible to vote electronically via the Internet or by telephone. Voting by any of these methods will ensure your representation at the Annual Meeting.

     We look forward to seeing you on May 21.

Sincerely,

PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: APPROVAL OF AMENDMENT TO BYLAWS
PROPOSAL THREE: APPROVAL OF AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN
PROPOSAL FOUR: APPROVAL OF AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL FIVE: APPROVAL OF DIRECTOR OPTION GRANTS
PROPOSAL SIX: RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS
OWNERSHIP OF SECURITIES
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
APPENDIX A
APPENDIX B
APPENDIX C

BROADCOM CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2003

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Broadcom Corporation, a California corporation (the “Company”), will be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California 92707, at 10:00 a.m. Pacific Time, Wednesday, May 21, 2003, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect five directors to serve on the Company’s Board of Directors (the “Board”) until the next Annual Meeting or until their successors are duly elected and qualified. The nominees for election to the Board are: Alan E. Ross, Henry Samueli, Ph.D., George L. Farinsky, John Major and Werner F. Wolfen.

2.	To approve an amendment to the Company’s Bylaws, as previously amended and restated, to increase the authorized minimum and maximum number of directors on the Board from a range of four (4) to seven (7) directors to a range of five (5) to nine (9) directors.

3.	To approve an amendment to the Company’s 1998 Stock Incentive Plan, as previously amended and restated, to increase the number of shares of Class A common stock reserved for issuance under the plan by an additional 13,000,000 shares.

4.	To approve an amendment to the Company’s 1998 Employee Stock Purchase Plan, as previously amended and restated, to (i) increase the automatic annual share increase provision of the plan from .25% to 1% of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year and (ii) increase the limitation on the automatic annual share increase provision from 1,000,000 to 3,000,000 shares per year.

5.	To approve the special stock options grants made under the 1998 Stock Incentive Plan on February 10, 2003 to George L. Farinsky and Werner F. Wolfen, each of whom is a non-employee Board member. Each option is exercisable for 115,000 shares of the Company’s Class A common stock at an exercise price of $12.63 per share.

6.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     All shareholders of record at the close of business on March 24, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

     All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, sign and return the enclosed proxy (“Proxy”) as promptly as possible in the postage-paid envelope enclosed for your convenience. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. Should you receive more than one Proxy because your shares are held in multiple accounts or registered in different names or addresses, please return each Proxy to assure that all of your shares are voted. If you attend the Annual Meeting and vote by ballot, any Proxy that you submitted previously will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a Proxy issued in your name from the record holder. Please see the discussion of Proxies on page 2 of the Proxy Statement.

IF YOU PLAN TO ATTEND:

     Please note that admission to the Annual Meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock as of the record date, such as the enclosed Proxy or a brokerage statement reflecting stock ownership as of the record date.

Sincerely,

Irvine, California April 21, 2003	David A. Dull Vice President of Business Affairs, General Counsel and Secretary

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

BROADCOM CORPORATION
16215 Alton Parkway
Irvine, California 92618-3616

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2003

General

     The enclosed proxy (the “Proxy”) is solicited on behalf of the Board of Directors (the “Board”) of Broadcom Corporation, a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held Wednesday, May 21, 2003 (the “Annual Meeting”), and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 10:00 a.m. Pacific Time, at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California 92707. The Company anticipates that the proxy solicitation materials, together with a copy of the Company’s 2002 Annual Report, will be mailed on or about April 21, 2003 to all shareholders of the Company entitled to vote at the Annual Meeting.

Voting; Quorum

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding Notice and are described in more detail in this Proxy Statement. On March 24, 2003, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting,      shares of the Company’s Class A common stock, par value $0.0001 per share, and      shares of the Company’s Class B common stock, par value $0.0001 per share, were issued and outstanding. No shares of the Company’s preferred stock, par value $0.0001 per share, were outstanding on the record date. The Class A common stock and the Class B common stock are collectively referred to herein as the “common stock.” All share numbers and prices reported in this Proxy Statement reflect the two-for-one stock splits of our Class A common stock and Class B common stock, each in the form of a 100% stock dividend, effective February 17, 1999 and February 11, 2000.

     Holders of common stock will vote at the Annual Meeting as a single class on all matters, with each holder of Class A common stock entitled to one vote per share held, and each holder of Class B common stock entitled to ten votes per share held.

     The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business (the “Required Quorum”). Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and such broker or nominee does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present for the transaction of business. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     For Proposal One, the five nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote, shall be elected as directors to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified. Abstentions will have no effect on the outcome of the election of candidates for director. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore, no broker non-votes will exist in connection with Proposal One.

     Approval of Proposal Two requires the affirmative vote of a majority of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, whether or not represented by proxy at the Annual Meeting. For purposes of Proposal Two, abstentions and broker non-votes will count as votes “AGAINST” Proposal Two.

     Approval of any of Proposals Three, Four, Five or Six requires a vote that satisfies two criteria: (i) the affirmative vote of a majority of the Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the Required Quorum. For purposes of these proposals, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes FOR or AGAINST the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the Required Quorum and have the effect of a vote AGAINST the proposal.

     The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

Proxies

     Should you receive more than one Proxy because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date and return each Proxy to assure that all of your shares will be voted. Only Proxies that have been signed, dated and timely returned will be counted in the quorum and voted. If the enclosed form of Proxy is properly signed, dated and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon.

     If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted IN FAVOR OF the election of each of the five nominees to the Board listed in the Proxy, unless the authority to vote for the election of any such nominee is withheld. If no contrary instructions are given, the Proxy will be voted IN FAVOR OF the approval of Proposals Two, Three, Four, Five and Six and at the proxy holders’ discretion on any other business that may properly come before the meeting as well as any procedural matters. You may revoke or change your Proxy at any time before the Annual Meeting by filing a notice of revocation or another signed Proxy with a later date with the Secretary of the Company at the Company’s principal executive offices, located at 16215 Alton Parkway, Irvine, California 92618-3616. If you attend the Annual Meeting and vote by ballot, any Proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a Proxy issued in your name from the record holder.

Voting Electronically via the Internet or Telephone

     If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions for such alternative methods of voting. If your voting form does not reference Internet or telephone information, please complete and return the paper Proxy in the self-addressed, postage prepaid envelope provided.

Solicitation

     The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of Proxies by mail may be supplemented by a solicitation by personal contacts, telephone, facsimile, electronic mail or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.

Deadline for Receipt of Shareholder Proposals for the 2004 Annual Meeting of Shareholders

     In the event that a shareholder desires to have a proposal considered for presentation at the 2004 Annual Meeting of Shareholders, and included in the Company’s proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Company’s Secretary so that it is received no later than December 23, 2003. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     If a shareholder, rather than including a proposal in the proxy statement as discussed above, commences his or her own proxy solicitation for the 2004 Annual Meeting of Shareholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal on or before March 7, 2004. If the notice is not received on or before March 7, 2004 it will be considered untimely under Rule 14a-4(c)(1) promulgated under the Exchange Act, and the Company will have discretionary voting authority under proxies solicited for the 2004 Annual Meeting of Shareholders with respect to such proposal, if presented at the meeting.

     The Company has not been notified by any shareholder of his or her intent to present a shareholder proposal at the Annual Meeting. The enclosed Proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

     Please address any shareholder proposals to the Secretary of the Company at the Company’s principal executive offices, located at 16215 Alton Parkway, Irvine, California 92618-3616.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

     Five directors are to be elected to the Board of Directors at the Annual Meeting to hold office until the next Annual Meeting or until their successors are duly elected and qualified. Each returned Proxy cannot be voted for a greater number of persons than the nominees named (five). Unless individual shareholders specify otherwise, each returned Proxy will be voted for the election of the five nominees who are listed below. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

     The following table sets forth certain information concerning the nominees for directors of the Company as of March 26, 2003:

		Director
Name	Age	Since	Positions with the Company

Alan E. Ross(1)	68	1995	President, Chief Executive Officer and Director
Henry Samueli, Ph.D.(1)	48	1991	Chief Technical Officer and Co-Chairman
George L. Farinsky(2)(3)(4)	68	2002	Director
John Major(2)(3)(4)	57	2003	Director
Werner F. Wolfen(1)(2)(3)(4)	72	1994	Director

(1)	Member of the Option Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Nominating and Corporate Governance Committee.

     Unless otherwise instructed, the proxy holders will vote the Proxies received by them IN FAVOR OF the election of each of the five nominees named below.

     Alan E. Ross has served as the Company’s President and Chief Executive Officer since January 2003 and has been a director of the Company since November 1995. Prior to serving as the Company’s President and Chief Executive Officer, Mr. Ross served as the Company’s Chief Operating Officer from November 2002 until January 2003. Mr. Ross served as Chairman of the Board of Worldwide Semiconductor Manufacturing Corporation from March 1996 until April 1999. In addition, he served as Chief Executive Officer of Gambit Automated Design, Inc., an integrated circuit and tool manufacturer, from June 1997 until February 1998. Mr. Ross served as President of Rockwell Telecommunications Group from April 1990 to December 1995. Mr. Ross received a B.S. in Industrial Management from San Diego State University.

     Henry Samueli, Ph.D. co-founded the Company and has served as its Chief Technical Officer and Co-Chairman since the Company’s inception in 1991. Dr. Samueli also served as the Company’s Vice President of Research & Development from the Company’s inception until March 2003. Since 1985 Dr. Samueli has been a professor in the Electrical Engineering Department at the University of California, Los Angeles, where he has supervised advanced research programs in broadband communications circuits. Dr. Samueli has been on a leave of absence from UCLA since 1995. Dr. Samueli was the Chief Scientist and one of the founders of PairGain Technologies, Inc., a telecommunications equipment manufacturer, and he consulted for PairGain from 1988 to 1994. From 1980 until 1985 Dr. Samueli was employed in various engineering management positions in the Electronics and Technology Division of TRW. Dr. Samueli received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles. In 2003 Dr. Samueli was elected to the National Academy of Engineering.

     George L. Farinsky has been a director of the Company since February 2002. Mr. Farinsky has been an investor and consultant since he retired as a corporate financial executive in 1991. From 1987 to 1991 he was Executive Vice President and Chief Financial Officer of Ashton-Tate Corporation. Prior to joining Ashton-Tate, Mr. Farinsky held executive management positions at the Bank of British Columbia, Dysan Corporation, Kaiser Resources, Ltd., Kaiser Industries Corporation, Mattel, Inc. and Teledyne, Inc. Mr. Farinsky holds a B.S. in Business Administration from the University of San Francisco and is a Certified Public Accountant licensed in California, but is not engaged in public practice.

     John Major has been a director of the Company since January 2003. In January 2003 he founded MTSG, a strategic consulting and investment company. From August 2000 until January 2003, Mr. Major served as the Chairman and Chief Executive Officer of Novatel Wireless, Inc., a wireless data access solutions company. Prior to August 2000, he was the founder and Chief Executive Officer of the Wireless Internet Solutions Group, a strategic consulting firm. From November 1998 to November 1999, Mr. Major was Chairman and Chief Executive Officer of Wireless Knowledge, a Qualcomm, Inc. and Microsoft Corporation joint venture. From May 1997 until November 1998, he served as President of the Wireless Infrastructure Division of Qualcomm. Prior to that, for approximately 18 years, he held various positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer. Mr. Major currently serves as a director of four other public companies: Novatel Wireless, Inc., Verilink Corporation, Lennox International, Inc. and Littelfuse, Inc. Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University.

     Werner F. Wolfen has been a director of the Company since July 1994. Until December 1998 Mr. Wolfen served as a Senior Partner of the law firm of Irell & Manella LLP and was Co-Chairman of the firm’s Executive Committee from 1982 to 1992. Since January 1999 Mr. Wolfen has held the honorary title of Senior Partner Emeritus of Irell & Manella LLP and has served as President of Capri Investments, LLC, an investment advisory firm that is owned by Mr. Wolfen. Irell & Manella LLP has represented and continues to represent the Company in various transactional and litigation matters. However, Mr. Wolfen does not share in profit distributions or in voting rights associated with partnership in this firm. Mr. Wolfen has served as a director of several public and private companies and currently serves as a director of Vixel Corporation, a public company, and of Rokenbok Toy Company and of Pre-Cash Corporation, both private companies. Mr. Wolfen received a B.S. in Business Administration from the University of California, Berkeley and a J.D. from the University of California Boalt Hall School of Law.

Director Not Standing for Re-Election

     Dr. Henry T. Nicholas, III, who is currently serving as Co-Chairman, will not be standing for re-election to the Board at the Annual Meeting. Dr. Nicholas co-founded the Company and served as its President, Chief Executive Officer and Co-Chairman from the Company’s inception until January 2003. In accordance with the provisions of the Company’s Bylaws, the Board has fixed the current number of directors at six. However, as a result of Dr. Nicholas not standing for re-election as a director at the Annual Meeting, the Board has passed a resolution which will reduce the fixed number of directors on the Board from six to five directors immediately prior to the commencement of the Annual Meeting. The Company may identify a qualified individual to fill the position on the Board currently occupied by Dr. Nicholas prior to the date of the Annual Meeting. If the Company does identify such an individual, the Board may increase the fixed number of directors on the Board to permit the election of this additional nominee at the Annual Meeting and the definitive proxy solicitation materials may include information about an additional nominee for director.

Corporate Governance

     General. The Board believes the Company has observed sound corporate governance practices in the past. However, during the past year, and particularly following enactment of the Sarbanes-Oxley Act of 2002, the Company, like many public companies, has addressed the changing environment by reviewing its policies and procedures and, where appropriate, adopting new practices. In connection with these corporate governance initiatives, the Company has renamed the Nominating Committee as the Nominating and Corporate Governance Committee in anticipation of expanded duties for this committee and has appointed a Chairman to each of the Audit, Compensation, Option and Nominating and Corporate Governance Committees. The Board has also nominated three directors for election who qualify as “independent” as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ Marketplace Rules (the “Nasdaq Marketplace Rules”).

     Based on a review of the Company’s current practices, applicable current laws and regulations, pending regulatory proposals, evolving corporate practices and standards and other factors, the Board intends to formalize its principles of corporate governance by taking the following actions:

•	adopt written Corporate Governance Guidelines;

•	adopt an amended and restated written charter for the Audit Committee;

•	adopt a written charter for the Compensation Committee; and

•	adopt a written charter and expand the duties of the Nominating and Corporate Governance Committee to include the ongoing evaluation of the Company’s corporate governance practices.

     In addition, the Board is currently developing a Code of Business Conduct and Ethics to promote honest and ethical conduct of the Company’s employees and senior financial officers. Following adoption by the Board, you will be able to access the Company’s Nominating and Corporate Governance, Compensation and Audit Committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics on the Company’s website located at www.broadcom.com or by writing to:

Broadcom Corporation – Investor Relations P.O. Box 57013 Irvine, California 92619-7013

     Board Committees and Meetings. The Board held nine meetings during the fiscal year ended December 31, 2002 (the “2002 Fiscal Year”). The Board has an Audit Committee, a Compensation Committee, an Option Committee and a Nominating and Corporate Governance Committee. Each director attended or participated in 75% or more of the aggregate number of (i) meetings of the Board and (ii) meetings of those committees of the Board on which such director served during the 2002 Fiscal Year. Members of the Board and its committees also consulted informally with management from time to time and acted by written consent without a meeting during the 2002 Fiscal Year. In March 2003 the Board appointed a Chairman of each of its standing committees.

     Audit Committee. The Audit Committee of the Board currently consists of three directors, Mr. Farinsky who serves as Chairman of the Committee, and Messrs. Major and Wolfen. Mr. Ross served on the Audit Committee from January 1, 2002 until he resigned in November 2002 upon his appointment as the Company’s Chief Operating Officer. Mr. Major was appointed to the Audit Committee in January 2003 to replace Mr. Ross.

     The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board have established, and the Company’s audit and financial reporting process, and to maintain free and open lines of communication among the Audit Committee, the Company’s independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. However, the Audit Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors. The Audit Committee held eight meetings during the 2002 Fiscal Year.

     The Board adopted and approved a written charter for the Audit Committee in April 2000. The charter was amended in April 2001. A copy of the current charter, will be attached to the Definitive Proxy Statement as Appendix A. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules.

     Compensation Committee. The Compensation Committee of the Board currently consists of three directors, Mr. Wolfen, who serves as Chairman, and Messrs. Farinsky and Major. Mr. Farinsky was appointed to the Compensation Committee in November 2002 to replace Mr. Ross, who resigned from the Compensation Committee in November 2002 upon his appointment as the Company’s Chief Operating Officer. Mr. Major was appointed to the Compensation Committee in January 2003.

     The Compensation Committee sets the Company’s compensation policies and all forms of compensation to be provided to executive officers and directors of the Company, including, among other things, annual salaries and bonuses, stock options and other incentive compensation arrangements, subject to review by the full Board where appropriate. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all other employees of the Company. The Compensation Committee has the exclusive authority to administer and make stock option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs of the Company’s 1998 Stock Incentive Plan, as amended and restated, with respect to the Company’s executive officers and members of the Board and to administer the Salary Investment Option Grant Program under such plan. The Compensation Committee held no meetings but acted on various occasions by unanimous written consent without a meeting during the 2002 Fiscal Year. The Board is currently developing a written charter for the Compensation Committee. Once the charter has been adopted, the committee anticipates meeting as often as it determines is necessary to carry out its responsibilities under its charter.

     Option Committee. The Option Committee of the Board currently consists of three directors, Mr. Ross, who serves as Chairman, and Dr. Samueli and Mr. Wolfen. During the 2002 Fiscal Year, the Option Committee consisted of Dr. Nicholas and Dr. Samueli. The Option Committee is a secondary committee responsible for administering the Discretionary Option Grant and Stock Issuance Programs under the 1998 Stock Incentive Plan, as amended and restated, with respect to eligible individuals other than the Company’s executive officers or Board members. The Option Committee held no meetings but acted on various occasions by unanimous written consent without a meeting during the 2002 Fiscal Year.

     Nominating and Corporate Governance Committee. In October 2002, the Board established a Nominating Committee. In March 2003 the Board renamed this committee the Nominating and Corporate Governance Committee in anticipation of expanded duties for this committee. The Nominating and Corporate Governance Committee assists the Board in the selection of Board members and will be responsible for developing and recommending corporate governance principles and overseeing annual evaluations of the Board and management. This committee currently consists of Mr. Major, who serves as Chairman, and Messrs. Farinsky and Wolfen. Mr. Ross served on the Nominating Committee from October 2002 until he resigned in November 2002 upon his appointment as the Company’s Chief Operating Officer. Mr. Major was appointed to this committee in March 2003. This committee did not meet during the 2002 Fiscal Year but anticipates meeting as often as it determines is appropriate to carry out its expanded responsibilities under the written charter that the Board is currently developing. The new charter will include procedures to be followed for this committee to consider shareholder nominees for election as directors. During 2003 the Nominating and Corporate Governance Committee expects to review this charter and the responsibilities of the committee and to suggest any additional revisions to the Company’s corporate governance guidelines which are necessary to satisfy the evolving requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq Marketplace Rules and any future corporate governance rules, regulations and guidelines.

Director Compensation

     In January 2003 Messrs. Farinsky and Wolfen each received $10,000 for their services as non-employee directors during the fourth quarter of 2002. However, during the first three quarters of the 2002 Fiscal Year, non-employee directors did not receive cash compensation for their service as directors. In the 2003 fiscal year each non-employee director, who has not been previously employed by the Company during the six months prior to January 30, 2003, will receive the following compensation for service as a director: (i) an annual retainer fee of $24,000; (ii) a $2,000 fee for each Board meeting attended in person; (iii) a $1,000 fee for each Board meeting attended telephonically; (iv) a $1,000 fee for each other telephonic or in person conference; and (v) a $1,000 fee for each meeting of a committee of the Board attended. In addition, the Chairman of the Audit Committee will receive an additional $5,000 annual retainer fee and the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee will each receive an additional $3,000 annual retainer fee. All annual retainer fees will be paid in monthly installments. Directors will continue to be reimbursed for customary and usual travel expenses.

     Under the Automatic Option Grant Program in effect under the Company’s 1998 Stock Incentive Plan, as amended and restated, each individual who first becomes a non-employee member of the Board at any time on or after April 25, 2002 will, on the date he or she first joins the Board, receive an automatic option to purchase 100,000 shares of Class A common stock. On the date of each Annual Meeting of Shareholders, each incumbent non-employee director who is elected to continue to serve in such capacity will be granted an option to purchase an additional 15,000 shares of Class A common stock. Each non-employee director will also, immediately upon completion of a consecutive four-year period of continuous service on the Board, receive a renewal automatic option grant to purchase 100,000 shares of Class A common stock; provided, however, that any non-employee director who had already completed a consecutive four-year period of continuous service on the Board as of the date of the 2002 Annual Meeting of Shareholders (i.e., Mr. Wolfen and Mr. Ross, each of whom was a non-employee director at such time) received his first such renewal automatic option grant on April 25, 2002, the date of the 2002 Annual Meeting of Shareholders. For the purposes of subsequent renewal automatic option grants, the length of time served on the Board by Mr. Wolfen will be measured from the date of the 2002 Annual Meeting of Shareholders.

     Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company’s Class A common stock on the grant date, and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a Board member. Each option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each initial or renewal 100,000 share automatic option grant will vest in a series of four equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual 15,000 share automatic option grant will vest upon the optionee’s completion of one year of Board service measured from the grant date.

     Mr. Farinsky, a non-employee director, received an automatic option grant for 80,000 shares of the Company’s Class A common stock upon his appointment to the Board on February 28, 2002. Mr. Farinsky also received an automatic option grant for 15,000 of the Company’s Class A common stock on April 25, 2002 upon his re-election to the Board at the 2002 Annual Meeting of Shareholders and a discretionary option grant for 20,000 shares of the Company’s Class A common stock on that date. The exercise price per share in effect for the February 28, 2002 option is $30.65, and the exercise price per share in effect for the April 25, 2002 grants is $35.03. The exercise price for each grant was equal to the fair market value per share of the Class A common stock on the applicable grant date. The 20,000-share discretionary option grant made to Mr. Farinsky will vest in accordance with the same schedule in effect for the 80,000-share automatic option grant he received on February 28, 2002 (four successive annual installments), since the purpose of this additional grant was to bring his total initial option grant package to 100,000 shares, which is the level in effect for all non-employee Board members who first join the Board on or after April 25, 2002. Additional information regarding these automatic option grants is included in this Proxy Statement under the heading “Proposal Three: Approval of Amendment to the 1998 Stock Incentive Plan – Automatic Option Grant Program.”

     Mr. Major, a non-employee director, received an automatic option grant for 100,000 shares of the Company’s Class A common stock upon his appointment to the Board on January 30, 2003. The exercise price per share in effect under that option is $12.63, which was the fair market value per share of the Class A common stock on the grant date.

     Messrs. Wolfen and Ross each received an annual automatic option grant for 15,000 shares and renewal automatic option grants for 100,000 shares of the Company’s Class A common stock on the April 25, 2002 date of the 2002 Annual Meeting of Shareholders. Messrs. Wolfen and Ross were both non-employee directors at the time of the grants, as Mr. Ross did not become an employee director until November 2002. The exercise price per share in effect under those options is $35.03, which was the fair market value per share of the Class A common stock on the grant date.

     In addition to their grants under the Automatic Option Grant Program, Messrs. Farinsky and Wolfen each received an option grant on February 10, 2003 for 115,000 shares of the Company’s Class A common stock under the Discretionary Option Grant Program in effect under the 1998 Stock Incentive Plan. The exercise price per share in effect under those options is $12.63, which was 95% of the fair market value per share of the Class A common stock on the grant date. These February 10, 2003 option grants were approved by a disinterested majority of the Board and are subject to shareholder approval under Proposal Five of this Proxy Statement. Accordingly, they will not become exercisable in whole or in part unless such shareholder approval is obtained. Additional information concerning the terms of such grants is included in this Proxy Statement under the heading “Proposal Five: Approval of Director Option Grants.”

     Dr. Nicholas, Dr. Samueli and Mr. Ross (upon becoming an employee director in November 2002) were compensated as full-time employees and officers of the Company but received no additional compensation for their service as Board members. In connection with his appointment as Chief Operating Officer in November 2002, Mr. Ross received an option grant on November 15, 2002 for 250,000 shares of the Company’s Class A common stock under the terms of the Discretionary Option Grant Program in effect under the 1998 Stock Incentive Plan. The exercise price per share in effect under that option is $15.45, which was the fair market value per share of the Class A common stock on the grant date. The option was immediately exercisable for twenty percent of the option shares as fully-vested shares, and the option will vest and become exercisable for the balance of the option shares at the rate of 15,000 shares per month for each month of continued employment with the Company, beginning in January 2003. Additional information regarding these grants is included in this Proxy Statement under the heading “Proposal Three: Approval of Amendment to the 1998 Stock Incentive Plan — Discretionary Option Grant Program.”

Pending Litigation Involving Directors

     Dr. Nicholas, Dr. Samueli, the Company and the Company’s Chief Financial Officer are defendants in a purported consolidated shareholder class action, In re: Broadcom Corp. Securities Litigation, alleging violations of the Exchange Act. The essence of the allegations in the action is that the defendants intentionally failed to properly account for the financial impact of certain performance-based warrants assumed in certain of the Company’s acquisitions in 2000 and 2001, engaged in inadequate disclosure regarding the warrants and associated purchase and development agreements, and sought to inflate the value of the Company’s stock to obtain alleged illegal insider trading proceeds as well as to facilitate the use of the Company’s stock as consideration in other acquisitions. Dr. Nicholas, Dr. Samueli, the Company and the Company’s Chief Financial Officer are also defendants in a lawsuit entitled, Arenson, et al. v. Broadcom Corp., et al., that was brought by several individual plaintiffs and asserts claims similar to those asserted in the class action. In addition, Dr. Nicholas, Dr. Samueli, Messrs. Ross and Wolfen, the Company and other officers of the Company are defendants in purported shareholder derivative actions. All of these actions are based upon the same general set of alleged facts as the purported shareholder class action. The defendants believe that the allegations in all of the foregoing actions are without merit and are defending the actions vigorously. See Part 1, Item 3 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Required Vote

     The five nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them, shall be elected as directors to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote IN FAVOR OF the election of each of the nominees listed above. Unless authority to do so is withheld, the proxy holders named in each Proxy will vote the shares represented thereby IN FAVOR OF the election of each of the nominees listed above.

PROPOSAL TWO:

APPROVAL OF AMENDMENT TO BYLAWS

     In March 2003 in connection with the Board’s consideration of recent corporate governance proposals, the Board reviewed the Company’s Bylaws. Acting pursuant to the power set forth in the Bylaws, the Board amended the Bylaws on March 21, 2003 to reflect the Company’s evolving corporate governance policies and to remove certain provisions that were no longer applicable to the Company due to its status as a public company. The Bylaws, as amended through the date of this Proxy Statement, are set forth in their entirety as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

     Although the Board has the power to amend or repeal the Bylaws, any change to the provision in the Bylaws prescribing the authorized number of directors who serve on the Board requires the approval of the Company’s shareholders. The Bylaws currently provide that the authorized minimum and maximum number of directors on the Board shall be within the range of four to seven directors. The current number of authorized directors to be elected at the 2003 Annual Meeting is five.

     In considering recent corporate governance proposals, the Board concluded that it was desirable to increase the number of directors authorized to serve on the Board. The Board has adopted an amendment to Article III, Section 3.2 of the Bylaws which, subject to shareholder approval, increases the authorized range of the number of directors from the current range of four to seven directors, to a range of five to nine directors. In addition, the amendment provides that the exact number of directors will be fixed from time to time by a resolution of either the Board or the shareholders. The Board further resolved that following approval of this amendment to the Bylaws by the shareholders, the number of directors on the Board will remain fixed at five. The Board believes that this amendment is in the best interests of the Company and its shareholders because it will enable the Company to identify, appoint and nominate for election, additional highly qualified individuals to serve as independent directors. The proposed amendment would become effective immediately following approval by the shareholders.

     The full text of the amended Article III, Section 3.2 is:

“3.2 NUMBER OF DIRECTORS

The authorized number of directors of the corporation shall be not less than five (5) nor more than nine (9) (which in no event shall be greater than two times the stated minimum minus one), and the exact number of directors shall be set from time to time within the limits specified above, by a resolution amending such exact number, duly adopted by the Board of Directors or by the shareholders. The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw duly adopted by vote or written consent of holders of a majority of the outstanding shares entitled to vote.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.”

Required Vote

     The affirmative vote of holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, whether or not present or represented by proxy and voting at the Annual Meeting, is required for approval of the amendment to Article III, Section 3.2 of the Bylaws.

Recommendation of the Board of Directors

     The Board of Directors deems this Proposal to be in the best interests of the Company and its shareholders and recommends that the shareholders vote IN FAVOR OF this Proposal. Unless otherwise instructed, the proxy holders named in each Proxy will vote the shares represented thereby IN FAVOR OF the approval of the amendment to the Bylaws as provided in Proposal Two.

PROPOSAL THREE:

APPROVAL OF AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN

Introduction

     The shareholders are being asked to approve an amendment to the Company’s 1998 Stock Incentive Plan, as previously amended and restated (the “1998 Plan”), to increase the number of shares of Class A common stock reserved for issuance under the 1998 Plan by an additional 13,000,000 shares.

     The Board adopted this amendment on March 21, 2003, subject to shareholder approval at the Annual Meeting.

     The proposed increase in the share reserve under the 1998 Plan will assure that a sufficient number of shares of Class A common stock remains available for issuance under the 1998 Plan to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals and other personnel essential to the Company’s long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants to attract and retain key employees and other personnel and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

     The following is a summary of the principal features of the 1998 Plan, as most recently amended and restated. Any shareholder of the Company who wishes to obtain a copy of the actual plan documents may do so upon written request to: Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013, or may obtain a copy (which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002) from the SEC’s website at www.sec.gov. The 1998 Plan serves as the successor to the Company’s 1994 Stock Option Plan and the 1998 Special Stock Option Plan (collectively, the “Predecessor Plans”), which terminated in connection with the initial public offering of the Company’s Class A common stock in April 1998. All outstanding options under the Predecessor Plans at the time of such termination were transferred to the 1998 Plan.

Equity Incentive Programs

     The 1998 Plan consists of five separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Salary Investment Option Grant Program, (iii) the Stock Issuance Program, (iv) the Automatic Option Grant Program for non-employee members of the Board, and (v) the Director Fee Option Grant Program for non-employee members of the Board. The principal features of each program are described below. The Compensation Committee of the Board has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company’s executive officers and non-employee Board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, any discretionary option grants or stock issuances to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board. Additionally, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to individuals other than the Company’s executive officers and non-employee Board members. The Compensation Committee also has complete discretion to select the individuals who are to participate in the Salary Investment Option Grant Program, but all grants made to the selected individuals will be governed by the express terms of that program.

     The Board has established a secondary committee, the Option Committee, consisting of Mr. Ross, Dr. Samueli and Mr. Wolfen, and has authorized such committee to make option grants and stock issuances under the Discretionary Option Grant and Stock Issuance Programs to eligible individuals other than the Company’s executive officers and non-employee Board members Accordingly, the term “Plan Administrator,” as used in this summary, will mean the Compensation Committee and such secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1998 Plan. However, neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant or Director Fee Option Grant Program. All grants under those programs will be made in strict compliance with the express provisions of such programs.

     As of the date of this Proxy Statement, the Company has only implemented the Discretionary Option Grant Program and the Automatic Option Grant Program and has not issued any shares or granted any options under the Stock Issuance Program, the Salary Investment Option Grant Program or the Director Fee Option Grant Program.

Share Reserve

     As of March 10, 2003 a total of 164,620,568 shares of Class A common stock and 31,792,912 shares of Class B common stock were reserved for issuance over the term of the 1998 Plan. The foregoing share reserve includes the additional increase of 13,000,000 shares of Class A common stock for which shareholder approval is being sought under this Proposal. In addition, the number of shares of Class A common stock reserved for issuance under the 1998 Plan will automatically increase on the first trading day of January each year by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 18,000,000 shares of Class A common stock.

     No participant in the 1998 Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 6,000,000 shares of Class A common stock in the aggregate per calendar year. Shareholder approval of this Proposal will also constitute a reapproval of the 6,000,000 share limitation for purposes of Section 162(m) of Internal Revenue Code (the “Code”). This limitation will assure that any deductions to which the Company would otherwise be entitled either upon the exercise of stock options granted under the Discretionary Option Grant Program with an exercise price per share equal to the fair market value per share of the Class A common stock on the grant date or upon the subsequent sale of the shares purchased under those options will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Code.

     The shares of Class A common stock and Class B common stock issuable under the 1998 Plan may be drawn from shares of the Company’s authorized but unissued shares of such common stock or from shares of such common stock reacquired by the Company, including shares repurchased on the open market.

     Shares subject to any outstanding options under the 1998 Plan (including options transferred from the Predecessor Plans) that expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1998 Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company’s repurchase rights under the 1998 Plan, will be added back to the number of shares reserved for issuance under the 1998 Plan and will accordingly be available for subsequent issuance. In addition, the share reserve under the 1998 Plan will be increased by any unvested shares originally issued under the Predecessor Plans and subsequently repurchased by the Company, at the option exercise price paid per share, in connection with the optionee’s termination of service prior to vesting in those shares. However, any shares subject to stock appreciation rights exercised under the 1998 Plan will not be available for reissuance.

     Should the exercise price of an option under the 1998 Plan be paid with shares of Class A common stock or should shares of Class A common stock otherwise issuable under the 1998 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the 1998 Plan, the number of shares of Class A common stock available for issuance under the 1998 Plan will be reduced only by the net number of shares of Class A common stock issued to the holder of such option or stock issuance, and not by the gross number of shares for which the option is exercised or which vest under the stock issuance.

Eligibility

     Officers, employees, non-employee members of the Board and independent consultants in the service of the Company or its parent or subsidiaries, whether now existing or subsequently established, will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The Company’s executive officers and other highly paid employees will also be eligible to participate in the Salary Investment Option Grant Program, and non-employee members of the Board will also be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

     As of March 14, 2003 six executive officers, three non-employee members of the Board and approximately 2,533 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The six executive officers were eligible to participate in the Salary Investment Option Grant Program, and the four non-employee members of the Board were eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

Valuation

     The fair market value per share of Class A common stock on any relevant date under the 1998 Plan will be deemed to be equal to the closing selling price per share of the Class A common stock on that date as reported on the Nasdaq National Market. On March 14, 2003 the fair market value per share determined on such basis was $16.01.

Discretionary Option Grant Program

     The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule, if any, to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Each granted option will have an exercise price per share determined by the Plan Administrator, but in no event will such exercise price be less than eighty-five percent (85%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under those immediately exercisable options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

     Upon cessation of service with the Company, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

     The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which will provide the holders with the right to surrender their options for an appreciation distribution from the Company. The amount of such distribution will be equal to the excess of (i) the fair market value of the vested shares of Class A common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Class A common stock. As of March 14, 2003, the Plan Administrator had not issued any tandem stock appreciation rights.

     The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of Class A common stock or Class B common stock, but with an exercise price per share based upon the fair market value of the underlying shares on the new grant date.

Salary Investment Option Grant Program

     The Compensation Committee will have complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Compensation Committee an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program. As of March 14, 2003 no individuals had participated in this program.

     If the Salary Investment Program is implemented in the future, then each individual selected for participation who files a timely salary reduction election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Shareholder approval of this Proposal will also constitute pre-approval of each option granted under the Salary Investment Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

     The number of shares subject to each such option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Class A common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the salary reduction amount. In effect, the salary reduction will constitute a pre-payment of the remaining two-thirds of the fair market value of the option shares on the grant date.

     The option will become exercisable in a series of twelve equal monthly installments upon the optionee’s completion of each calendar month of service in the calendar year for which the salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis upon certain changes in ownership or control of the Company. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the 10 year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service.

Stock Issuance Program

     Shares of Class A common stock may be issued under the Stock Issuance Program for such valid consideration under the California General Corporation Law as the Plan Administrator deems appropriate, including cash, promissory notes or other property. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. In addition, shares of Class A common stock may be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a specified service period. The Plan Administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share right award. As of March 14, 2003 the Company had not issued any shares under the Stock Issuance Program.

     The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

     Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of Class A common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of Class A common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or service requirements are not attained.

Automatic Option Grant Program

     Under the Automatic Option Grant Program, non-employee Board members will receive a series of option grants over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program, and shareholder approval of this Proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the 2003 Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

     Three types of option grants will be made under the Automatic Option Grant Program as follows:

     Initial Grant. Each individual who first becomes a non-employee member of the Board will, at the time of his or her initial election or appointment to the Board, receive an option grant to purchase 100,000 shares of Class A common stock, provided that such individual has not previously been in the employ of the Company or any of its parents or subsidiaries.

     Annual Grant. On the date of each Annual Shareholders Meeting, each individual elected to continue to serve as a non-employee Board member will automatically be granted an option to purchase an additional 15,000 shares of Class A common stock. There will be no limit on the number of such annual 15,000 share option grants any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in the Company’s employ will be eligible to receive one or more such annual option grants over their period of service on the Board.

     Renewal Grant. Each non-employee Board member will also, immediately upon completion of a consecutive four-year period of continuous service in such capacity, receive a renewal automatic option grant to purchase 100,000 shares of Class A common stock; provided, however, that any non-employee director who had already completed a consecutive four-year period of continuous service in such capacity as of the April 25, 2002 date of the 2002 Annual Meeting of Shareholders (i.e., Mr. Wolfen and Mr. Ross, each of whom was a non-employee director at such time) received his first such renewal automatic option on that date. For purposes of subsequent renewal automatic option grants, the length of time served on the Board by Mr. Wolfen will be measured from the date of the 2002 Annual Meeting of Shareholders. There will be no limit on the number of such renewal 100,000 share automatic option grants that any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in the Company’s employ will be eligible to receive one or more such option grants over their period of service on the Board.

     Each automatic option grant will have an exercise price per share equal to the fair market value per share of Class A common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee’s cessation of service on the Board. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each initial or renewal 100,000 share automatic option grant will vest in (and the Company’s repurchase right will lapse over) a series of four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual 15,000 share automatic option grant will vest upon the optionee’s completion of one year of Board service measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a Board member. Following the optionee’s cessation of service on the Board for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

     On the date of the Annual Meeting, the incumbent non-employee Board members standing for re-election, Messrs. Farinsky, Major and Wolfen, will each receive an annual automatic option grant under the Automatic Option Grant Program for 15,000 shares of Class A common stock upon their re-election to the Board at the Annual Meeting. Each option will have an exercise price per share equal to the fair market value (as defined in the 1998 Plan) of the Class A common stock on that grant date.

Director Fee Option Grant Program

     If the Director Fee Option Grant Program is implemented for one or more future calendar years, then each non-employee member of the Board will have the right to apply all or a portion of his total retainer fee otherwise payable in cash for that year to the acquisition of a special option grant under such program. This grant will automatically be made on the first trading day in January following the filing of the retainer-fee election and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of option shares will be determined by dividing the total dollar amount of the retainer fee subject to the director’s election by two-thirds of the fair market value per share of Class A common stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee subject to the director’s election. In effect, the retainer-fee election will constitute a prepayment of the remaining two-thirds of the fair market value of the option shares on the grant date. As of March 24, 2003 no members of the Company’s Board participated in this program.

     Shareholder approval of this Proposal will constitute pre-approval of each option granted pursuant to the provisions of the Director Fee Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with its terms.

     Options granted under this program will become exercisable for the option shares in a series of 12 successive equal monthly installments upon the optionee’s completion of each month of service on the Board during the calendar year for which the retainer-fee election is in effect and will become immediately exercisable for all of the option shares upon certain changes in ownership or control of the Company. In the event the optionee ceases service on the Board for any reason (other than death or permanent disability), the option will immediately terminate with respect to any unvested shares subject to the option at the time. However, the option will remain exercisable for the vested shares subject to the option until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service on the Board. Should the optionee’s service as a member of the Board cease by reason of death or permanent disability, then the option will immediately become exercisable for all of the shares of common stock subject to the option and may be exercised for any or all of those shares until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service on the Board.

Limited Stock Appreciation Rights

     Each option granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program will include a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than fifty percent of the Company’s outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for membership on the Board, each outstanding option under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

     Shareholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program and the subsequent exercise of that right in accordance with the foregoing terms.

Predecessor Plans

     All outstanding options under the Predecessor Plans that were transferred to the 1998 Plan will continue to be governed by the terms of the original agreements evidencing those options, and no provision of the 1998 Plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of Class A common stock or Class B common stock. However, the Plan Administrator has complete discretion to extend one or more provisions of the 1998 Plan to the transferred options, to the extent those options do not otherwise contain such provisions.

Stock Awards

     The following table sets forth, as to the Company’s Chief Executive Officer, the four other most highly compensated executive officers of the Company (with base salary and bonus for the 2002 Fiscal Year in excess of $100,000) and the other individuals and groups indicated, the number of shares of Class A common stock subject to option grants made under the 1998 Plan from January 1, 2002 through March 14, 2003, together with the weighted average exercise price payable per share for such option grants. The Company has not made any direct stock issuances to date under the 1998 Plan.

OPTION TRANSACTIONS

	Number of Shares		Weighted Average
	Underlying		Exercise Price
Name and Position	Options Granted(#)		Per Share($)

Alan E. Ross President and Chief Executive Officer (effective January 23, 2003) and Director	365,000	(1)	$21.62
Henry T. Nicholas III, Ph.D Co-Chairman (President and Chief Executive Officer during the 2002 Fiscal Year)	1,000,000	(2)	35.06
Henry Samueli, Ph.D Chief Technical Officer and Co-Chairman	1,000,000		35.06
David A. Dull Vice President of Business Affairs, General Counsel and Secretary	200,000		15.74
Bruce E. Kiddoo Vice President and Corporate Controller	82,500		15.74
William J. Ruehle Vice President and Chief Financial Officer	300,000		15.74
George L. Farinsky Director	230,000	(3)	22.31
John Major Director	100,000		23.83
Werner F. Wolfen Director	230,000	(3)	25.37
All current executive officers as a group (6 persons)	2,147,500	(1)	25.37
All current non-employee directors as a group (4 persons)	1,560,000	(2)	30.09
All employees, including current officers who are not executive officers, as a group	39,396,530	(1)	16.13

(1)	Includes options covering a total of 115,000 shares that were granted to Mr. Ross in April 2002 in his capacity as a non-employee Board member at that time.

(2)	Includes options covering a total of 1,000,000 shares granted to Dr. Nicholas in March 2002 in his capacity as an executive officer at that time.

(3)	Includes options covering 115,000 shares that were granted to each of Messrs. Farinsky and Major and are subject to shareholder approval of Proposal Five of this Proxy.

     As of March 10, 2003, 111,347,071 shares of Class A common stock and 9,255,933 shares of Class B common stock were subject to outstanding options under the 1998 Plan, 7,707,216 shares of Class A common stock and 21,478,683 shares of Class B common stock had been issued under the 1998 Plan, and 46,639,327 shares of Class A common stock remained available for future issuance, including the 13,000,000 shares of Class A common stock that are subject to shareholder approval of this Proposal.

     In October 1999 the Company implemented the 1999 Special Stock Option Plan, pursuant to which 1,000,000 additional shares of Class A common stock have been reserved for issuance to employees and independent consultants in the service of the Company or its subsidiaries, provided such individuals are neither officers of the Company nor members of the Board at the time of the option grant. The provisions of the 1999 Special Stock Option Plan are substantially the same as those in effect under the Discretionary Option Grant Program of the 1998 Plan, except that options may be granted with an exercise price below eighty-five percent (85%) of the fair market value of the option shares on the grant date and all the granted options will be non-statutory options under the federal tax laws. As of March 10, 2003 options to purchase 8,032 shares of Class A common stock were outstanding under the 1999 Special Stock Option Plan, 25,087 shares of Class A common stock had been issued under such plan, and 966,881 shares of Class A common stock remained reserved for issuance for future option grants.

     In addition, the Company has assumed obligations under outstanding options held by employees and other individuals in the service of various companies acquired by the Company over the years. As of March 10, 2003 the total number of shares of common stock subject to those assumed unexercised options was approximately 9,264,645 shares.

Option Grants and Issuances of Shares under the Amendment

     As of March 14, 2003 no stock options had been granted, and no shares had been issued, under the 1998 Plan on the basis of the share increase which is the subject of this Proposal.

General Provisions

     Acceleration

     In the event a change in control of the Company occurs, each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless (i) the option is assumed by the successor corporation or otherwise continued in effect or (ii) the option is replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program that will become exercisable for all of the option shares in the event the optionee’s service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares under the Stock Issuance Program may also be structured to accelerate upon similar terms and conditions.

     The Plan Administrator will have the discretion to structure one or more option grants under the Discretionary Option Grant Program so that those options will vest immediately upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The Plan Administrator may also structure stock issuances under the Stock Issuance Program so that those issuances will immediately vest upon a change in control or upon the subsequent termination of the individual’s service with the Company. The shares subject to each option under the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon any change in control transaction.

     A change in control will be deemed to occur upon (i) an acquisition of the Company by merger or consolidation, (ii) the sale of all or substantially all of the Company’s assets or (iii) the successful completion of a tender or exchange offer for securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     Shareholder Rights and Option Transferability

     No optionee has any shareholder rights with respect to option shares until such optionee has exercised the option and paid the exercise price for the purchased shares and the Company has issued the shares. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s family or to a trust established for one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order.

     Changes in Capitalization

     In the event any change is made to the outstanding shares of Class A common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1998 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1998 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee members of the Board, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the Predecessor Plans to the 1998 Plan, (vi) the maximum number and/or class of securities by which the share reserve under the 1998 Plan is to increase automatically each year, and (vii) the maximum number and/or class of securities by which the share reserve under the 1998 Plan may increase as a result of the repurchase of unvested shares originally issued under the 1998 Plan or the Predecessor Plans. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1998 Plan or the outstanding options thereunder.

     Financial Assistance

     The Plan Administrator may institute a loan program to assist one or more participants, other than the Company’s executive officers and Board members, in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided to any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

     Special Tax Election

     The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the 1998 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock as payment of such withholding tax liability.

     Amendment and Termination

     The Board may amend or modify the 1998 Plan at any time, subject to any required shareholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 1998 Plan will terminate on the earliest of (i) January 31, 2008, (ii) the date on which all shares available for issuance under the 1998 Plan have been issued as fully-vested shares, or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company. Following any termination of the 1998 Plan, any options still outstanding will continue in effect in accordance with their terms.

Federal Income Tax Consequences

     Option Grants

     Options granted under the 1998 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at such time over the exercise price paid for those shares.

     The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be taxable as a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

     Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee and the Company will be required to satisfy certain tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s cessation of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     Stock Appreciation Rights

     No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

     Direct Stock Issuances

     The tax principles applicable to direct stock issuances under the 1998 Plan will be substantially the same as those summarized above for the exercise of non-statutory stock option grants.

Deductibility of Executive Compensation

     The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory stock options with exercise prices equal to the fair market value of the option shares on the grant date under the 1998 Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Section 162(m) of the Code.

Accounting Treatment

     Under the accounting principles currently in effect, option grants made to employees and non-employee Board members under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company’s reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company’s consolidated financial statements, and the Company must also disclose, in the notes to the Company’s consolidated financial statements, the pro forma impact those options would have upon the Company’s reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company’s earnings per share on a fully-diluted basis.

     Option grants or stock issuances made under the 1998 Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company’s earnings over the period that the option shares or issued shares are to vest.

     Option grants made to non-employee consultants will result in a direct charge to the Company’s reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. In addition, any options that are repriced will also trigger a direct charge to the Company’s reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option and the date the option is exercised for those shares or terminates unexercised.

     Should one or more individuals be granted tandem stock appreciation rights under the 1998 Plan, then such rights would result in a compensation expense to be charged against the Company’s reported earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

     The Financial Accounting Standards Board (“FASB”) has recently initiated a project to reconsider the appropriate accounting treatment for employee stock options, such as those issuable under the 1998 Plan. Accordingly, the foregoing summary of the applicable accounting treatment for stock options and stock appreciation rights may substantially change in the event that FASB were to conclude that employee stock options should be valued, either as of the grant date or other appropriate measurement date, under an appropriate option valuation formula such as the Black-Scholes formula and that such value should then be charged as a direct compensation expense against the issuer’s reported earnings over a designated period.

Required Vote

     The affirmative vote of holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required for approval of the amendment to the 1998 Plan. Should such shareholder approval not be obtained, then the 13,000,000 share increase to the share reserve under the 1998 Plan will not be implemented, any stock options granted under the 1998 Plan on the basis of such increase will immediately terminate without ever becoming exercisable for the shares of Class A common stock subject to those options, and no additional options or stock issuances will be made on the basis of such increase. The 1998 Plan will, however, continue in effect, and option grants and direct stock issuances, will continue to be made under the 1998 Plan as in effect prior to the share increase which is the subject of this Proposal, until all the shares available for issuance under the 1998 Plan have been issued pursuant to such option grants and direct stock issuances.

Recommendation of the Board of Directors

     The Board of Directors deems this Proposal to be in the best interests of the Company and its shareholders and recommends that the shareholders vote IN FAVOR OF this Proposal. Unless otherwise instructed, the proxy holders named in each Proxy will vote the shares represented thereby IN FAVOR OF the approval of the amendment to the 1998 Plan as provided in Proposal Three.

PROPOSAL FOUR:

APPROVAL OF AMENDMENT TO
THE 1998 EMPLOYEE STOCK PURCHASE PLAN

Introduction

     The shareholders are being asked to approve an amendment to the Company’s 1998 Employee Stock Purchase Plan, as previously amended and restated (the “Purchase Plan”), to (i) revise the automatic annual share increase provision of the Purchase Plan so that the number of shares of Class A common stock by which the share reserve under the Purchase Plan will automatically increase on the first trading day of January in each year, will increase from an amount equal to twenty-five hundredths of one percent (.25%) to an amount equal to one percent (1%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, and (ii) increase the limitation on this automatic annual share increase feature from 1,000,000 to 3,000,000 shares per year. The change will become effective with the annual increase for the 2004 calendar year.

     The purpose of the amendment is to ensure that the Company will continue to have a sufficient reserve of Class A common stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase shares of Class A common stock at semi-annual intervals through their accumulated periodic payroll deductions.

     The proposed amendment was adopted by the Board on March 21, 2003 and will become effective upon shareholder approval at the Annual Meeting.

     The terms and provisions of the Purchase Plan, as modified by the proposed amendment, are summarized below. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to: Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013, or may obtain a copy (which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002) from the SEC’s website at www.sec.gov.

Administration

     The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Share Reserve

     The maximum number of shares of Class A common stock reserved for issuance over the term of the Purchase Plan is currently limited to 6,694,509 shares. As of March 10, 2003, 3,178,684 shares of Class A common stock had been issued under the Purchase Plan, and 3,515,825 shares were available for future issuance. In addition, if this Proposal is approved at the Annual Meeting, then, the share reserve under the Purchase Plan will automatically increase on the first trading day of January each calendar year beginning with the 2004 calendar year, by an amount equal to one percent (1%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 3,000,000 shares.

     The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of the Company’s Class A common stock or from shares of Class A common stock repurchased by the Company, including shares repurchased on the open market.

     In the event that any change is made to the outstanding Class A common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change affecting the outstanding Class A common stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities by which the share reserve is to increase automatically each year, (iii) the maximum number and class of securities purchasable per participant on any one semi-annual purchase date, (iv) the maximum number and class of securities purchasable in total by all participants on any purchase date and (v) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

     Shares of Class A common stock are offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of 24 months. The current offering period began November 1, 2002 and is scheduled to end the last business day in October 2004, unless sooner terminated pursuant to the automatic restart feature of the Purchase Plan described below. The next offering period will commence on the first business day following the end of the current offering period, and subsequent offering periods will commence in the same fashion unless designated otherwise by the Plan Administrator.

     At the time an eligible employee elects to join an offering period under the Purchase Plan, he or she is granted a purchase right to acquire shares of Class A common stock at semi-annual intervals over the remainder of that offering period. The purchase dates occur on the last business days of April and October of each year, and all payroll deductions collected from the participant for the period ending with each such semi-annual purchase date are automatically applied to the purchase of Class A common stock, subject to certain limitations. The next purchase date under the Purchase Plan will be April 30, 2003.

Automatic Restart

     Should the fair market value per share of Class A common stock on any purchase date be less than the fair market value per share on the start date of the two-year offering period, then immediately following the purchase of shares of Class A common stock on that purchase date, the offering period will automatically terminate, and a new two-year offering period will begin on the next business day, and all participants in the terminated offering will be automatically transferred to the new offering period.

Eligibility and Participation

     Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

     An individual who is an eligible employee on the start date of any offering period may join that offering period at that time or on any subsequent quarterly entry date (the first business day in February, May, August or November of each year) within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on any quarterly entry date within that offering period on which he or she is an eligible employee.

     As of March 14, 2003 approximately 2,532 employees, including five executive officers, were eligible to participate in the Purchase Plan.

Purchase Price

     The purchase price of the Class A common stock purchased on behalf of participants in the Purchase Plan on each semi-annual purchase date will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Class A common stock on the participant’s entry date into the offering period or (ii) the fair market value on the semi-annual purchase date.

     The fair market value per share of Class A common stock on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share of Class A common stock on such date as reported on the Nasdaq National Market. On March 14, 2003 the closing selling price per share of Class A common stock as reported on the Nasdaq National Market was $16.01.

Payroll Deductions and Stock Purchases

     Each participant may authorize periodic payroll deductions in any multiple of one percent (1%) up to a maximum of fifteen percent (15%) of his or her total eligible cash compensation (base salary plus bonus, overtime and commissions) to be applied to the acquisition of Class A common stock at semi-annual intervals. Accordingly, on each semi-annual purchase date (the last business day in April and October of each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Class A common stock at the purchase price in effect for the participant for that purchase date.

Special Limitations

     The Purchase Plan imposes certain limitations upon a participant’s right to acquire Class A common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Class A common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	No participant may purchase more than 6,000 shares of Class A common stock on any purchase date.

•	The maximum number of shares of Class A common stock purchasable in total by all participants on any purchase date is limited to 1,200,000 shares.

     The Plan Administrator will have the discretionary authority, exercisable prior to the start of any offering period, to increase or decrease the limitations to be in effect for the number of shares purchasable per participant or in total by all participants on each purchase date within that offering period.

Termination of Purchase Rights

     A participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant’s election, be applied to the purchase of shares on the next semi-annual purchase date or refunded.

     A participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions that the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Class A common stock.

Shareholder Rights

     No participant has any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and issued by the Company. Other than stock splits and other recapitalizations as described above, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

     Purchase rights are not assignable or transferable by the participant, and the purchase rights are exercisable only by the participant.

Change in Control or Ownership

     In the event the Company is acquired by merger, sale of all or substantially all of the Company’s assets or sale of securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Class A common stock on the participant’s entry date into the offering period in which such acquisition occurs or (ii) the fair market value per share of Class A common stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable in total by all participants on any one purchase date will not be applicable to any purchase date attributable to such an acquisition.

Share Pro-Ration

     Should the total number of shares of Class A common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Class A common stock pro-rated to such individual, will be refunded.

Amendment and Termination

     The Purchase Plan will terminate upon the earliest of (i) the last business day in April 2008, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with an acquisition of the Company.

     The Board may at any time alter, suspend or terminate the Purchase Plan. However, the Board may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

Plan Benefits

     The table below shows, as to the listed individuals and specified groups, the number of shares of Class A common stock purchased under the Purchase Plan between January 1, 2002 and October 31, 2002, the most recent purchase date, together with the weighted average purchase price paid per share.

	Number of
	Purchased	Weighted Average
Name and Position	Shares(#)	Purchase Price($)

Henry T. Nicholas III, Ph.D. Co-Chairman; and President and Chief Executive Officer until January 2003	—	$—
Henry Samueli, Ph.D. Chief Technical Officer and Co-Chairman	—	—
David A. Dull Vice President of Business Affairs, General Counsel and Secretary	554	20.00
Bruce. E. Kiddoo Vice President and Corporate Controller	55	17.14
William J. Ruehle Vice President and Chief Financial Officer	554	20.00
All current executive officers as a group (6 persons)	1,700	19.39
All employees, including current officers who are not executive officers, as a group	1,036,841	18.27

New Plan Benefits

     As of March 14, 2003 no purchase rights have been granted, and no shares have been issued, on the basis of the change in the automatic annual share increase which is the subject of this Proposal.

Federal Tax Consequences

     The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

     If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the actual semi-annual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant’s entry date into that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Accounting Treatment

     Under the accounting principles currently applicable to employee stock purchase plans qualified under Section 423 of the Code, the issuance of Class A common stock under the Purchase Plan generally will not result in a compensation expense chargeable against the Company’s reported earnings. However, the Company must disclose, in the notes to the Company’s consolidated financial statements, the pro forma impact the purchase rights granted under the Purchase Plan would have upon the Company’s reported earnings were the fair value of those purchase rights treated as compensation expense.

     The Company must have a sufficient number of shares approved for issuance under the Purchase Plan at the beginning of each offering period for all purchases made during the offering period. If additional shares need to be authorized during an offering period, this may result in a compensation charge to the Company’s earnings. The potential charge is calculated based on the excess of the fair market value of the Company’s Class A common stock on the date the share increase is approved and the purchase price in effect during the offering period.

     The FASB has recently initiated a project to reconsider the appropriate accounting treatment for employee stock options, including stock purchase rights similar to those issued under the Purchase Plan. Accordingly, the foregoing summary of the applicable accounting treatment for share purchases under the Purchase Plan may substantially change in the event that FASB were to conclude that the employee purchase rights should be valued, either as of the grant date or other appropriate measurement date, under an appropriate option valuation formula such as the Black-Scholes formula and that such value should then be charged as a direct compensation expense against the issuer’s reported earnings over a designated period.

Required Vote

     The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required for approval of (i) the revision to the automatic annual share increase provision of the Purchase Plan and (ii) the proposed increase on the limitation on the automatic annual share increase provision from 1,000,000 to 3,000,000 shares per year. Should such shareholder approval not be obtained, then the proposed increase to the automatic share increase provision and the proposed increase to the limitation on the automatic annual share increase of the Purchase Plan will not be implemented, any purchase rights granted on the basis of such increases will terminate immediately and no additional purchase rights will be granted on the basis of such increases. However, the Purchase Plan as in effect prior to the amendment which is the subject of this Proposal will continue to remain in effect, and stock purchases will continue to be made pursuant to the provisions of the Purchase Plan until the available reserve of Class A common stock under the Purchase Plan is issued.

Recommendation of the Board of Directors

     The Board of Directors deems this Proposal to be in the best interests of the Company and its shareholders and recommends that the shareholders vote IN FAVOR OF this Proposal. Unless otherwise instructed, the proxy holders named in each Proxy will vote the shares represented thereby IN FAVOR OF the approval to the amendment of the Purchase Plan as provided in Proposal Four.

PROPOSAL FIVE:

APPROVAL OF DIRECTOR OPTION GRANTS

     The shareholders are being asked to approve the special stock option grants made by the Board under the Company’s 1998 Stock Incentive Plan, as amended and restated, on February 10, 2003 to the following two non-employee Board members: George L. Farinsky and Werner F. Wolfen. These options are in addition to the automatic stock option grants which are periodically made to the non-employee Board members pursuant to the terms of the Automatic Option Grant Program in effect under the 1998 Plan.

     The special option grants for Messrs. Farinsky and Wolfen were authorized by a disinterested majority of the Board, and each covers 115,000 shares of the Company’s Class A common stock. The Board members who authorized these grants believed that the grants were necessary to provide a more competitive equity compensation package for the non-employee directors and to assure their continued service on the Board in light of the increased responsibilities imposed on Board members and in light of their increased activity as Board members. In order to assure that these special option grants will serve their primary purposes of retaining the continued service of the two non-employee directors who received them, the Board imposed vesting restrictions on the grants. As a result, these non-employee directors will only have the opportunity to acquire all of the vested shares subject to their option grants if they remain Board members through the end of the applicable vesting period.

     The terms and provisions of these special option grants are summarized below. However, these options are subject to shareholder approval of this Proposal and may not be exercised in whole or in part unless such shareholder approval is obtained.

     The options have an exercise price of $12.63 per share, which was 95% of the fair market value per share of the Class A common stock on the grant date. Each option has a maximum term of ten years measured from such grant date, subject to earlier termination following the optionee’s cessation of Board service. If the shareholders approve this Proposal, then each option will become immediately exercisable for all of the option shares. However, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease to serve as a Board member prior to vesting in those shares. Fifty thousand of the shares subject to each option will be fully vested and not subject to repurchase by the Company. The remaining shares subject to each option will vest in a series of three equal successive annual installments upon the optionee’s completion of each year of Board service over the three year period measured from the grant date. However, those shares will immediately vest in full upon a change in control or ownership of the Company or upon the optionee’s death or disability while a Board member. A change in control will be deemed to occur upon (i) an acquisition of the Company by merger or consolidation, (ii) the sale of all or substantially all of the Company’s assets or (iii) the successful completion of a tender or exchange offer for securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities. Following the optionee’s cessation of service on the Board for any reason, the option will remain exercisable for a twelve month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

     Neither of the optionees has any shareholder rights with respect to the option shares until he has exercised the option and paid the exercise price for the purchased shares and the shares have been issued by the Company. The options may be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s family or to a trust established for one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order.

     Each of the granted options includes a limited stock appreciation right which will become exercisable upon the successful completion of a hostile tender offer for more than fifty percent of the Company’s outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership. Accordingly, in such event, the option may be surrendered to the Company, at the option of the holder, in return for a cash distribution from the Company in an amount per surrendered option share be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

     Because the exercise price of these option grants was below the fair market value of the shares on the grant date (a discount of $0.68 per share), the Company will be required to take a direct compensation expense equal to the amount of the discount from fair market value. To the extent the options were vested at the time of the grant, the associated compensation expense would accrue for the fiscal quarter in which the options were granted, and the balance of the expense must be amortized against the Company’s earnings over the period that the remaining option shares are to vest. Because of the substantial voting power of the Company’s co-founders, the measurement date for such compensation expense is the grant date of those options rather than the date those options are approved by the Company’s shareholders. However, those options will immediately terminate should such shareholder approval not be obtained at the Annual Meeting.

     For information concerning the tax treatment of these special option grants, please review the following section of Proposal Three above: “Federal Income Tax Consequences—Non-Statutory Stock Options and Stock Appreciation Rights”.

     Shareholder approval of this Proposal will also constitute pre-approval of each subsequent exercise of the options as well as the grant and subsequent exercise of the limited stock appreciation right included as part of the option grant.

Required Vote

     The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required for approval of the special option grants made to Messrs. Farinsky and Wolfen. Should such shareholder approval not be obtained, then these option grants will immediately terminate without ever becoming exercisable for the shares of Class A common stock subject to these options.

Recommendation of the Board of Directors

     The Board of Directors deems this Proposal to be in the best interests of the Company and its shareholders and recommends that the shareholders vote IN FAVOR OF this Proposal. Unless otherwise instructed, the proxy holders named in each Proxy will vote the shares represented thereby IN FAVOR OF the approval of the special option grants made to Messrs. Farinsky and Wolfen as summarized in Proposal Five.

PROPOSAL SIX:

RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board has appointed the firm of Ernst & Young LLP, the Company’s independent public auditors during the 2002 Fiscal Year, to serve in the same capacity for the fiscal year ending December 31, 2003, and is asking the shareholders to ratify this appointment. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

Required Vote

     The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required to ratify the appointment of Ernst & Young LLP. In the event that the shareholders do not ratify the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote IN FAVOR OF the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003. Unless otherwise instructed, the proxy holders named in each Proxy will vote the shares represented thereby IN FAVOR OF the ratification of the appointment of Ernst & Young LLP.

OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other business is expressly granted by the execution of the enclosed Proxy. The proxy holders shall vote at their discretion on any procedural matters that may come before the meeting.

OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of March 14, 2003 by (i) all persons known to the Company to beneficially own five percent (5%) or more of either class of the Company’s common stock, (ii) each director of the Company and each nominee for director, (iii) the executive officers named in the “Summary Compensation Table” of the “Executive Compensation and Other Information” section of this Proxy Statement, and (iv) all current directors and executive officers as a group.

	Shares and Percentage
	of Class Beneficially Owned(1)				Percentage
					of Total
	Class A		Class B		Voting
Beneficial Owner	Common Stock	Percent	Common Stock	Percent	Power(1)(2)

Henry T. Nicholas III, Ph.D.(3)	333,440	*	31,693,799	44.4	34.4
Henry Samueli, Ph.D.(4)	333,337	*	31,697,067	44.4	34.4
Alan E. Ross(5)	305,000	*	—	—	*
George L. Farinsky(6)	230,000	*	—	—	*
John Major(7)	100,000	*	—	—	*
Werner F. Wolfen(8)	344,516	*	263,693	*	*
David A. Dull(9)	273,245	*	400,145	*	*
Bruce E. Kiddoo(10)	125,063	*	—	—
William J. Ruehle(11)	526,706	*	877,952	1.2	1.0
FMR Corp.(12)	22,648,994	10.9	—	—	2.5
Capital Group International, Inc.(13)	10,905,380	5.3	—	—	1.2
All current directors and executive officers as a group (10 persons)(14)	3,002,783	1.4	65,271,373	90.6	70.5

*	Less than one percent.

(1)	The percentage of shares beneficially owned is based on 207,087,030 shares of Class A common stock and 71,368,194 shares of Class B common stock outstanding as of March 14, 2003. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 14, 2003 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. However, in each instance, any unvested shares purchased under options are subject to repurchase by the Company, at the exercise price paid per share, should the optionee’s service with the Company terminate prior to vesting in those shares. Except as indicated in the footnotes to this table, and subject to applicable community property laws, such persons have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them.

(2)	Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of common stock will vote together as a single class on all matters submitted to a vote of shareholders, except (i) as otherwise required by law and (ii) in the case of a proposed issuance of shares of Class B common stock, which issuance requires the affirmative vote of the holders of the majority of the outstanding shares of Class B common stock voting separately as a class, unless such issuance is approved by at least two-thirds of the members of the Board then in office.

(3)	Includes (i) 107 shares of Class A common stock and 30,054,919 shares of Class B common stock held by Dr. Nicholas and his spouse, as trustees of the Nicholas Family Trust, (ii) 1,380 shares of Class B common stock held by Dr. Nicholas as custodian for his children and (iii) 1,637,500 shares of Class B common stock held by Camber Investments, L.P., which is beneficially owned by Dr. Nicholas. Also includes 333,333 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 14, 2003. The address for Dr. Nicholas is 15 Enterprise, Suite 550, Aliso Viejo, California 92656.

(4)	Includes (i) 3,058,649 shares of Class B common stock owned by HS Management, L.P., which is beneficially owned by Dr. Samueli, (ii) 4,050,000 shares of Class B common stock held by Dr. Samueli, as Trustee for the Lifetime Benefit Trust for Henry Samueli, (iii) 6,588,418 shares of Class B common stock held by Dr. Samueli and his spouse, as Trustees of the SHILOH Trust, (iv) 17,139,135 shares of Class B common stock held by HS Portfolio L.P., which is beneficially owned by Dr. Samueli; and (v) 860,865 shares of Class B common stock owned by H&S Investments I, L.P., which is beneficially owned by Dr. Samueli. Also includes 333,333 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 14, 2003. The address for Dr. Samueli is 16215 Alton Parkway, Irvine, California 92618-3616.

(5)	Includes 305,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 14, 2003.

(6)	Includes 115,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 14, 2003. Includes 115,000 shares issuable upon the exercise of options which are subject to shareholder approval of Proposal Five of this Proxy Statement. If approved, these options will be immediately exerciseable for such shares.

(7)	Includes 100,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 14, 2003.

(8)	Includes (i) 16,412 shares of Class B common stock held by Werner F. Wolfen, a professional corporation, and (ii) 1,220 of Class A common stock and 628 shares of Class B common stock held by Mr. Wolfen’s spouse. Also includes 27,504 shares of Class B common stock owned by the Estate of Lawrence P. Wolfen, of which Mr. Wolfen serves as executor and as to which Mr. Wolfen disclaims beneficial ownership. Also includes 227,076 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 14, 2003. Includes 115,000 shares issuable upon the exercise of options which are subject to shareholder approval of Proposal Five of this Proxy Statement. If approved, these options will be immediately exerciseable for such shares.

(9)	Includes 4,718 shares of Class B common stock held by Mr. Dull as custodian for his children. Also includes 265,621 shares of Class A common stock and 245,744 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 14, 2003.

(10)	Includes 124,357 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 14, 2003.

(11)	Includes (i) 693,868 shares of Class B common stock held by a family trust as to which shares Mr. Ruehle, as co-trustee of such trust, shares voting and dispositive power and (ii) 750 shares of Class B common stock held by Mr. Ruehle as custodian for his grandchildren. Also includes 519,269 shares of Class A common stock and 183,334 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 14, 2003.

(12)	According to a Schedule 13G filed with the SEC on January 10, 2003 by FMR Corp., includes: (A) 21,899,160 shares beneficially owned by Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR Corp. (“Fidelity”), as a result of acting as investment adviser to various registered investment companies (the “Funds”), of which Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 21,899,160 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees; (B) 580,880 shares beneficially owned by Fidelity Management Trust Company (“FMTC”), a bank and a wholly-owned subsidiary of FMR Corp., as a result of its serving
(13)	According to a Schedule 13G filed with the SEC on February 11, 2003 by Capital Group International, Inc. (“CGII”), CGII is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over these securities. The wholly-owned subsidiaries of CGII which acquired these securities are (i) Capital Guardian Trust Company, (ii) Capital International Limited, (iii) Capital International S.A. and (iv) Capital International Research and Management, Inc. dba Capital International, Inc. The address for CGII is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of FMTC, each has sole dispositive power over 580,880 shares and sole power to vote or to direct the voting of 555,680 shares and no power to vote or to direct the voting of 25,200 shares owned by the institutional account(s); (C) 18,454 shares beneficially owned by Geode Capital Management, LLC (“Geode LLC”), a Delaware limited liability company, a registered investment adviser and wholly-owned subsidiary of Fidelity Investors III Limited Partnership, a Delaware limited liability company (“FILP III”), of which Fidelity Investors Management, LLC, a Delaware limited liability company and registered investment manager (“FIML”), is the general partner and investment manager. Certain shareholders and employees of FMR Corp. are (a) the managers of Geode LLC, (b) the members of FIML, and (c) the limited partners of FILP III. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp., of which Mr. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., owns 12% and 24.5%, respectively, of the aggregate outstanding voting stock of FMR Corp.; and (D) 150,500 shares beneficially owned by Fidelity International Limited (“FIL”), a Bermudan joint stock company and an investment adviser to various investment companies (the “International Funds”) and certain institutional investors. Prior to June 30, 1980 FIL was a majority owned subsidiary of Fidelity. On that date, the shares of FIL held by Fidelity were distributed, as a dividend, to the shareholders of FMR Corp. FIL currently operates as an entity independent of FMR Corp. and Fidelity. The International Funds and FILS’ other clients, with the exception of Fidelity and an affiliated company of Fidelity, are non-U.S. entities. A partnership controlled by Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, and members of his family owns shares of FIL voting stock with the right to vote approximately 39.89% of the total votes of the outstanding FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities with their Boards of Directors generally composed of different individuals. FIL has sole power to vote and the sole dispositive power of 150,500 shares. The address for FMR Corp., Fidelity and FMTC is 82 Devonshire Street, Boston, Massachusetts 02109, the address for Geode LLC is 53 State Street, Boston, Massachusetts 02109, and the address for FIL is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda.

(14)	Includes 2,695,788 shares of Class A common stock and 682,995 shares of Class B common stock issuable upon exercise of options held by the current directors and executive officers as a group that are currently exercisable or will become exercisable within 60 days after March 14, 2003.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include the additional shares that may be issuable pursuant to the proposed share increase to the 1998 Plan and the proposed annual share increase to the Purchase Plan which are the subject of Proposals Three and Four of this Proxy Statement. In addition, the table does not include information with respect to shares of the Company’s common stock subject to outstanding options granted under equity compensation plans assumed by the Company in connection with its acquisitions of the companies which originally granted those options. However, Footnote (6) to the table sets forth the total number of shares of the Company’s common stock issuable upon the exercise of those assumed options as of December 31, 2002, and the weighted average exercise price of those options. Except for the adjustments described in Footnote (6) with respect to the outstanding assumed options, no additional options may be granted under those assumed plans.

		A	B	C

				Number of Shares of
		Number of Shares of		Common Stock
		Common Stock to be		Remaining Available
		Issued upon	Weighted-Average	for Future Issuance
		Exercise of	Exercise Price of	under Equity
		Outstanding	Outstanding	Compensation Plans
	Class of	Options, Warrants	Options, Warrants	(Excluding Securities
Plan Category	Common Stock	and Rights	and Rights	Reflected in Column A)

Equity Compensation Plans Approved	Class A	112,656,256 (3)	$34.24	22,812,320	(4)(5)
by Shareholders(1)	Class B	9,567,917	1.39	—

Equity Compensation Plans Not Approved	Class A	8,416	2.83	966,881
by Shareholders(2)	Class B	—	—	—

Total(6)	Class A	112,664,672	34.24	22,812,320
Total(6)	Class B	9,567,917	1.39	966,881

(1)	Consists of the 1998 Plan, as amended and restated, and the Purchase Plan, as amended and restated.

(2)	Consists solely of the 1999 Special Stock Option Plan described below. No options under this plan are held by any directors or executive officers of the Company.

(3)	Excludes purchase rights accruing under the Company’s Purchase Plan. Under the Purchase Plan, each eligible employee may purchase up to 6,000 shares of Class A common stock at semi-annual intervals on the last business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Class A common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(4)	Includes shares of Class A common stock available for future issuance under the 1998 Plan and the Purchase Plan. As of December 31, 2002, 19,991,004 shares of Class A common stock were available for issuance under the 1998 Stock Incentive Plan (such reserve will be increased by 13,000,000 Class A shares assuming shareholder approval of Proposal Three). As of December 31, 2002, 2,821,316 shares of Class A common stock were available for issuance under the Employee Stock Purchase Plan.

(5)	Both the 1998 Plan and the Purchase Plan contain annual automatic share increase provisions. Accordingly, the number of shares of Class A common stock reserved for issuance under the 1998 Stock Incentive Plan will automatically increase on the first trading day of January each year by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 18,000,000 shares. The share reserve under the Purchase Plan will automatically increase on the first trading day of January each year by an amount equal to twenty-five hundredths of one percent (.25%) (such amount will be increased to 1% assuming shareholder approval of Proposal Four) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 1,000,000 shares (such limitation will be increased to 3,000,000 shares per year assuming shareholder approval of Proposal Four).

(6)	The table does not include information with respect to equity compensation plans assumed by the Company in connection with its acquisitions of the companies which originally established those plans. As of December 31, 2002 a total of 9,276,890 shares of the Company’s Class A common stock and 490,134 shares of the Company’s Class B common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of the outstanding options to acquire shares of the Company’s Class A common stock is $20.87 per share and the weighted average exercise price of the outstanding options to acquire shares of the Company’s Class B common stock is $15.42 per share. No additional options may be granted under those assumed plans; however, (a) outstanding options assumed under the ServerWorks Corporation stock option plan and covering a total of 2,472,403 shares of the Company’s Class A common stock contain an earn-out feature pursuant to which the number of Class A shares subject to those options may increase by up to an additional 0.1845 share of Class A common stock for each Class A share currently subject to those options should certain performance milestones be attained prior to December 31, 2003, and (b) outstanding options assumed under the Mobilink Telecom, Inc. stock option plan and covering a total of 1,104,648 shares of the company’s Class A common stock contain an earn-out feature pursuant to which the number of Class A shares subject to those options may increase by an additional 0.3467 share of Class A common stock for each Class A share currently subject to those options should certain performance milestones be attained prior to May 29, 2003. In the event of such increases in the number of Class A shares subject to those options, the exercise price per share would be proportionately reduced.

     The 1999 Special Plan

     The 1999 Special Stock Option Plan (the “Special Plan”) was implemented by the Board on October 4, 1999. The Special Plan is a non-shareholder approved plan under which options may be granted to employees of the Company (or any parent or subsidiary corporation) who are neither officers nor Board members at the time of grant. The Board has authorized 1,000,000 shares of Class A common stock for issuance under the Special Plan. The option grants may have an exercise price per share equal to or less than the fair market value per share of Class A common stock on the grant date. No option will have a maximum term in excess of ten years and each will terminate earlier within a specified period following the optionee’s cessation of service with the Company (or any parent or subsidiary corporation). Each granted option will vest in one or more installments over the optionee’s period of service with the Company. However, the options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity. All options granted under the Special Plan will be non-statutory stock options under the Federal tax laws. As of December 31, 2002, options covering 8,416 shares of Class A common stock were outstanding under the Special Plan, 966,881 shares remained available for future option grants, and options covering 24,703 shares had been exercised.

     Share issuances under the 1998 Stock Incentive Plan will not reduce or otherwise affect the number of shares of Class A common stock available for issuance under the Special Plan, and share issuances under Special Plan will not reduce or otherwise affect the number of shares of Class A common stock available for issuance under the 1998 Stock Incentive Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers and Key Employees

     The following table sets forth certain information regarding all executive officers and certain key employees of the Company as of March 27, 2003:

Name	Age	Positions with the Company

Alan E. Ross	68	President, Chief Executive Officer and Director

Henry Samueli, Ph.D.	48	Chief Technical Officer and Co-Chairman

Tung L. Chang, Ph.D.	53	Vice President and General Manager, Mobile Communications Business Unit

Duane R. Dickhut	57	President and Chief Executive Officer, ServerWorks Corporation (a wholly-owned subsidiary)

David A. Dull	54	Vice President of Business Affairs, General Counsel and Secretary

Edward H. Frank, Ph.D.	46	Vice President of Research & Development

Glenn Josephson	47	Corporate Treasurer

Bruce E. Kiddoo	42	Vice President and Corporate Controller

Thomas F. Lagatta	45	Vice President and General Manager, Client Server Networking Business Unit

Vahid Manian	42	Vice President of Manufacturing Operations

Daniel A. Marotta	42	Vice President and General Manager, Broadband Communications Business Unit

Robert A. Rango	45	Vice President and General Manager, Network Infrastructure Business Unit

William J. Ruehle	60	Vice President and Chief Financial Officer

Ford G. Tamer, Ph.D.	41	Vice President and General Manager, Switch and Security Business Unit

Jeffrey L. Thermond	50	Vice President and General Manager, Home and Wireless Networking

Nancy M. Tullos	51	Vice President of Human Resources

Kenneth E. Venner	40	Vice President and Chief Information Officer

     The following is a brief description of the capacities in which each of the executive officers and key employees has served during the past five years. The descriptions for Mr. Ross and Dr. Samueli appear earlier in this Proxy Statement under the section entitled “Election of Directors.”

     Tung L. Chang, Ph.D. has served as the Vice President and General Manger of the Mobile Communications Business Unit since joining the Company in May 2002 upon its acquisition of Mobilink Telecom, Inc., a developer of integrated circuits used in cellular phones. From November 1996 to May 2002 Dr. Chang was the founder, Chairman and Chief Executive Officer of Mobilink. Previously, Dr. Chang served as the ASIC Vice President and Chief Technical Officer of Trident Microsystems, a semiconductor manufacturer, where he worked from 1991 to 1996. From 1981 to 1991 Dr. Chang worked at Bell Telephone Laboratories conducting research in the area of advanced microprocessor architectures. Dr. Chang received a B.S. in Physics from Tunghai University and a M.S.E.E. and a Ph.D. in Electrical Engineering from the State University of Michigan.

     Duane R. Dickhut joined the Company as the Senior Director of Marketing, Broadband Processor Business Unit in January 2003. Mr. Dickhut served as the Vice President and General Manager of the Broadband Processor Business Unit from March 21, 2003 until March 26, 2003 when he became President and Chief Executive of ServerWorks Corporation, a wholly-owned subsidiary of the Company. Prior to joining the Company, from 1999 to 2002 Mr. Dickhut served as the Vice President and General Manager, Access Division of SONICblue, Inc., a consumer electronics company. In 1998 and 1999, Mr. Dickhut was the Vice President, Workstation Engineering of Compaq Computer Corp. Previously, he was the

Vice President and General Manager, PC Server Business Unit of Digital Equipment Corporation, from 1994 to 1998, where he had worked since 1972. Prior to 1972 he worked at General Motors AC Electronics Division as an aerospace engineer. Mr. Dickhut received a B.S.E.E. from Milwaukee School of Engineering and an M.B.A. from Northeastern University.

     David A. Dull joined the Company as the Vice President of Business Affairs and General Counsel in March 1998 and was appointed Secretary in April 1998. From 1985 until 1998 Mr. Dull was a Partner in the law firm of Irell & Manella LLP, where as a business lawyer he represented a number of public and private companies and individuals in the entertainment and high technology industries, including the Company. Irell & Manella LLP has represented and continues to represent the Company in various transactional and litigation matters. Mr. Dull received a B.A. and a J.D. from Yale University.

     Edward H. Frank, Ph.D. joined the Company as Senior Director of Engineering of Home and Wireless Networking in May 1999 following the Company’s acquisition of Epigram, Inc., a developer of advanced semiconductor products for high speed home networking. In March 2003 Dr. Frank was appointed the Vice President of Research & Development of the Company. Dr. Frank was a co-founder and Executive Vice President of Epigram from May 1996 to May 1999. From 1993 to 1996 he was a co-founder and Vice President Engineering of NeTpower Inc., a computer workstation manufacturer. From 1988 to 1993 he was a Distinguished Engineer at Sun Microsystems, Inc. Dr. Frank received a B.S.E.E. and an M.S.E.E. from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University. Dr. Frank holds over 20 patents, and is a Trustee of Carnegie Mellon University.

     Glenn Josephson joined the Company in October 1997 as its Director of Finance and Corporate Controller. In November 2000 Mr. Josephson left the Company and retired until June 2002. In June 2002 Mr. Josephson returned to the Company, and in July 2002 he was appointed the Corporate Treasurer. From 1983 to 1997 Mr. Josephson held various senior financial management positions at IBM, AT&T and Western Digital. Mr. Josephson received a B.S.E. from the University of Bridgeport and an M.B.A. from the University of Florida.

     Bruce E. Kiddoo joined the Company as the Controller for the Broadband Communications Business Unit in December 1999. In July 2002 he was appointed the Corporate Controller and Principal Accounting Officer of the Company, and in January 2003 he was appointed a Vice President of the Company. Prior to joining the Company, from 1994 to 1999 Mr. Kiddoo held various senior financial management positions at LSI Logic Corp., a semiconductor manufacturer. Before joining LSI Logic, Mr. Kiddoo held various financial positions at IBM and in the United States Navy. Mr. Kiddoo received a B.S. in Applied Science from the United States Naval Academy and an M.B.A. from the College of William and Mary.

     Thomas F. Lagatta joined the Company in May 2002 and became the Vice President and General Manager of the Client Server Networking Business Unit in January 2003. Prior to joining the Company, from August 1999 to February 2002 Mr. Lagatta served as the Vice President and General Manager of Anadigics, Inc., a semiconductor manufacturer, where he led their Fiber Communications Products Business Unit. From September 1998 to July 1999 Mr. Lagatta served in senior management and technical positions at Avnet, Symbios, TRW and Hughes Aircraft. Mr. Lagatta received a B.S.E.E. from Ohio State University and an M.S.E.E. from the University of Southern California.

     Vahid Manian joined the Company in January 1996 as its Director of Operations and became the Vice President of Manufacturing Operations in December 1997. Prior to joining the Company, Mr. Manian served as the Director of Operations at Silicon Systems, Inc., a semiconductor manufacturer, where he led the implementation, production ramp and qualification of advanced PRML-read channel integrated circuits. Mr. Manian received a B.S.E.E. and an M.B.A. from the University of California, Irvine.

     Daniel A. Marotta joined the Company in October 2002 and became the Vice President and General Manager of the Broadband Communications Business Unit in January 2003. From 2001 to 2002 Mr. Marotta was the Senior Vice President and General Manager of the Digital Information Division at Conexant Systems Inc., a semiconductor manufacturer. In 2002 Mr. Marotta was promoted to the Chief Operating Officer of the Broadband Communications Segment at Conexant. Prior to joining Conexant, from 1996 to 2001, Mr. Marotta served as the Director of Engineering at Brooktree Corporation, a semiconductor manufacturer and later as the Vice President of Engineering at Rockwell Semiconductor Systems, after Rockwell Semiconductor acquired Brooktree in 1998. Mr. Marotta received a B.S.E.E. from the State University of Buffalo.

     Robert A. Rango joined the Company in March 2002 and became the Vice President and General Manager of the Network Infrastructure Business Unit in January 2003. Prior to joining the Company, from 1995 to 2002, Mr. Rango held several Vice President and General Manager positions at Lucent Microelectronics, a networking communications company, and Agere Systems, a semiconductor manufacturer, in their Optical Access Division, New Business Initiatives Division and Modem/Multimedia Division. Mr. Rango also held various positions with AT&T Bell Labs for over ten years. Mr. Rango received a B.S.E.E. from the State University of New York at Stony Brook and an M.S.E.E. from Cornell University.

     William J. Ruehle has served as the Vice President and Chief Financial Officer since joining the Company in June 1997. Previously, Mr. Ruehle served as Executive Vice President and Chief Financial Officer of Bay Networks, Inc., a networking communications company, from 1994 to January 1997. Mr. Ruehle received a B.A. in Economics from Allegheny College and an M.B.A. from Harvard Business School.

     Ford G. Tamer, Ph.D. joined the Company in June 2002 and became the Vice President and General Manager of the Switch and Security Business Unit in January 2003. Prior to joining the Company, from 1998 to 2002 Dr. Tamer co-founded and served as the President and Chief Executive Officer of Agere, Inc., a semiconductor manufacturer, until it was acquired by Lucent Microelectronics, a networking communications company. Following the acquisition, he served as Vice President, Processing, Aggregation and Switching of Lucent’s Agere Systems business unit. Prior to founding Agere, he was part of the founding executive team at Dazel Corporation (which was acquired by Hewlett Packard) and MetaKnowledge (which was acquired by IntelliCorp). Dr. Tamer received his M.S. and Ph.D. in Engineering from the Massachusetts Institute of Technology.

     Jeffrey L. Thermond has served as the Vice President and General Manager of Home and Wireless Networking since joining the Company in May 1999 upon its acquisition of Epigram, Inc., a developer of advanced semiconductor products for high speed home networking. Mr. Thermond was President and Chief Executive Officer of Epigram from August 1997 to May 1999. From 1994 to August 1997 he was Vice President and General Manager of the Network Systems Division of 3Com Corporation, a networking communications company. Mr. Thermond received a B.A. from Yale University and an M.B.A. from Indiana University.

     Nancy M. Tullos joined the Company in September 1998 as its Vice President of Human Resources. From January 1998 to August 1998, Ms. Tullos was Vice President, Worldwide Human Resources for Cybermedia, Inc., a commercial software company. From 1987 to January 1998 she was Vice President, Human Resources and Administrative Services for Micropolis Corporation, a designer and manufacturer of disk drives. Ms. Tullos received a B.S. from Ohio University and an M.B.A. from Pepperdine University.

     Kenneth E. Venner has served as the Chief Information Officer since joining the Company in August 2000. In February 2002 he was appointed a Vice President of the Company. Previously, Mr. Venner was Vice President of Product Management and Chief Information Officer of Rockwell Electronic Commerce from 1997 to August 2000. From 1986 to 1997 Mr. Venner held a number of information sciences/information technology management positions at Lucent Technologies/AT&T Bell Laboratories. Mr. Venner received a B.E. from the Stevens Institute of Technology, an M.E. from Carnegie Mellon University and an M.B.A. from New Hampshire College.

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2000, 2001 and 2002 by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary and bonus earned in the 2002 Fiscal Year were in excess of $100,000. The listed individuals are herein referred to as the “Named Executive Officers.” No other individuals who would have been includable in the table by reason of their salary and bonus for the 2002 Fiscal Year terminated employment or otherwise ceased executive officer status during that fiscal year.

SUMMARY COMPENSATION TABLE

							Long Term
							Compensation
							Awards

		Annual Compensation
							Securities
					Other Annual		Underlying
Name and Principal Positions	Year	Salary($)(1)		Bonus($)	Compensation($)		Options(#)

Henry T. Nicholas III, Ph.D.	2002	$97,741	(2)	$—	$—		1,000,000 (3)
Co-Chairman (President and Chief Executive	2001	110,500		—	—		—
Officer during the 2002 Fiscal Year)	2000	110,000		—	—		—
Henry Samueli, Ph.D.	2002	97,741	(2)	—	—		1,000,000
Chief Technical Officer and Co-Chairman	2001	110,500		—	—		—
	2000	110,000		—	—		—
David A. Dull	2002	110,500		—	—		200,000
Vice President of Business Affairs,	2001	110,500		—	—		300,000 (4)
General Counsel and Secretary	2000	110,000		—	—		150,000 (5)
William J. Ruehle	2002	110,500		—	13,829	(6)	300,000
Vice President and Chief Financial Officer	2001	110,500		—	27,449	(6)	250,000 (7)
	2000	110,000		—	29,936	(6)	100,000 (5)
Bruce E. Kiddoo(8)	2002	115,000		—	—		82,500
Vice President and Corporate Controller

(1)	Includes amounts deferred under the Company’s employee profit sharing plan, a tax-qualified plan under Section 401(k) of the Code.

(2)	In November 2002 Dr. Nicholas and Dr. Samueli voluntarily reduced their respective annual salaries to $1.00 per year.

(3)	This option will continue to vest through the date of the Annual Meeting, when Dr. Nicholas will cease to provide services to the Company as a director, and he will then have the next ninety days to exercise the vested portion of such option.

(4)	Includes replacement options to purchase 150,000 shares of Class A common stock that were granted on December 24, 2001 in exchange for the prior cancellation of preexisting options for the same number of shares but with a higher exercise price in connection with the Company’s 2001 option exchange program. See footnote (5) below.

(5)	Such option was originally granted at an exercise price of $118.375 per share and was cancelled on June 23, 2001 in exchange for a new option to be granted for the same number of shares at least six months and one day later. The replacement option was granted by the Company on December 24, 2001 in connection with the Company’s 2001 option exchange program. The replacement option has an exercise price of $39.75, the fair market value per share of Class A common stock on that date.

(6)	Represents reimbursement of $9,065, $17,855 and $19,324 in the fiscal years ended December 31, 2002, 2001 and 2000, respectively, for the interest expense on a $467,500 full-recourse promissory note delivered by Mr. Ruehle to the Company in July 1997 in connection with the exercise of a stock option, plus a tax gross-up for the portion thereof includable as taxable income. On July 30, 2002 Mr. Ruehle repaid the outstanding balance of such note.

(7)	Includes replacement options to purchase 100,000 shares of Class A common stock that were granted on December 24, 2001 in exchange for the prior cancellation of preexisting options for the same number of shares but with a higher exercise price in connection with the Company’s 2001 option exchange program.

(8)	Mr. Kiddoo did not become an executive officer until July 2002; however, compensation stated is for all of Fiscal Year 2002.

Option/SAR Grants in Last Fiscal Year

     The following table provides information concerning the stock options granted to the Named Executive Officers during the 2002 Fiscal Year. All the grants were made under the Company’s 1998 Plan. No stock appreciation rights were granted to any of the Named Executive Officers during the 2002 Fiscal Year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(1)

	Number of Securities underlying Options Granted		% of Total Options Granted to Employees In 2002
				Exercise Price Per Share ($/SH)(2)

					Expiration Date
Name						5%($)	10%($)

Henry T. Nicholas III, Ph.D	1,000,000	(3)	2.46%	$35.06	02/29/12	$22,049,046	$55,876,611
Henry Samueli, Ph.D.	1,000,000	(3)	2.46	35.06	02/29/12	22,049,046	55,876,611
David A. Dull	200,000	(4)	.49	15.74	08/04/12	1,979,760	5,017,101
Bruce E. Kiddoo	82,500	(5)	.20	15.74	07/02/12	816,651	2,069,554
William J. Ruehle	300,000	(4)	.79	15.74	08/04/12	2,969,640	7,525,652

(1)	The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent the Company’s estimate or projection of the future trading prices of its common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions, and the optionee’s continued employment with the Company throughout the entire vesting period and option term, which factors are not reflected in this table.

(2)	The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Options may also be exercised, to the extent permissible under applicable law and Company policy, through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3)	Such option was granted on March 1, 2002 and vests in 48 successive equal monthly installments upon the optionee’s completion of each month of service over the 48-month period measured from January 1, 2002. If the Company is acquired through an asset sale or a merger, consolidation, tender offer or exchange offer, the options will vest in full on an accelerated basis if not assumed, replaced or otherwise continued in effect by the acquiring entity. With respect to Dr. Nicholas, this option will continue to vest through the date of the Annual Meeting, when he will cease to provide services to the Company as a director, and he will then have the next ninety days to exercise the vested portion of such option.

(4)	As of the August 5, 2002 grant date, these options were immediately fully exercisable and vested for twenty-five percent of the option shares. The remaining option shares will vest in 48 successive equal monthly installments upon the optionee’s completion of each month of service over the 48-month period measured from the grant date. If the Company is acquired through an asset sale or a merger, consolidation, tender offer or exchange offer, the options will vest in full on an accelerated basis if not assumed, replaced or otherwise continued in effect by the acquiring entity.

(5)	On July 3, 2002 Mr. Kiddoo was granted an option to purchase 32,500 shares of the Company’s Class A common stock. The option was immediately fully exercisable and vested for twenty-five percent of the option shares. The remaining shares will vest in 48 successive equal monthly installments upon his completion of each month of service over the 48-month period measured from the grant date. On July 3, 2002 Mr. Kiddoo was also granted on option to purchase 50,000 shares of the Company’s Class A common stock. The option will become exercisable and will vest for those shares in 48 successive equal monthly installments upon his completion of each month of service over the 48-month period measured from the grant date. If the Company is acquired through an asset sale or a merger, consolidation, tender offer or exchange offer, the options will vest in full on an accelerated basis if not assumed, replaced or otherwise continued in effect by the acquiring entity.

Aggregated Option Exercises and Fiscal Year End Values

     The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2002 Fiscal Year and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 2002 Fiscal Year and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares Acquired on Exercise(#)	Value Realized ($)(1)	at Fiscal Year End(#)		at Fiscal Year End($)(2)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Henry T. Nicholas III, Ph.D.	62,500	$2,609,433	229,166	770,834	$—	$—
Henry Samueli, Ph.D.	62,500	2,609,433	229,166	770,834	—	—
David A. Dull	65,000	1,714,696	383,240	562,504	2,249,195	837,350
Bruce E. Kiddoo	—	—	100,221	166,548	—	—
William J. Ruehle	—	—	554,168	995,832	1,779,350	3,244,650

(1)	Based on the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2)	Determined on the basis of the closing selling price per share of the Company’s Class A common stock on the Nasdaq National Market on the last day trading of the 2002 Fiscal Year ($15.06 per share), less the option exercise price payable per share.

Employment Contracts, Termination of Employment and Change in Control Arrangements

     None of the Named Executive Officers in the Summary Compensation Table has an employment agreement with the Company that governs the length of his service. Accordingly, the employment of any such executive officer may be terminated at any time at the discretion of the Board. The Company has entered into a letter agreement with Mr. Ruehle which provides that Mr. Ruehle will be entitled to payment of his base salary and continuation of any benefit programs for one year in the event of an acquisition of the Company. The Company has entered into an agreement with Mr. Dull which provides that the unvested portion of Mr. Dull’s initial option grants to purchase a total of 800,000 shares of the Company’s Class B common stock will immediately vest in full in the event of Mr. Dull’s death or disability or under certain circumstances in the event of an acquisition or merger of the Company that results in a change of control of the Company or in which the Company is not the surviving entity.

     The Compensation Committee of the Board in its administrative capacity under the 1998 Plan has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Company’s Board currently consists of Messrs. Farinsky, Major and Wolfen. Mr. Farinsky was appointed to the Compensation Committee in November 2002 and Mr. Major was appointed to the Compensation Committee in January 2003. Mr. Ross was a member of the Compensation Committee from January 2002 until November 2002. With the exception of Mr. Ross, who was appointed the Company’s Chief Operating Officer in November 2002 and resigned from the Compensation Committee at the time of such appointment, none of the members of the Compensation Committee were officers or employees of the Company at any time during the 2002 Fiscal Year or at any other time. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation programs for the executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. The Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package comprises two elements: (i) a base salary that is substantially below market for most of the executive officers and (ii) long-term, stock-based incentive awards designed to align and strengthen the mutuality of interests between the executive officers and the shareholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.

     Factors. The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2002 Fiscal Year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, or create different compensation elements, for future fiscal years.

     Base Salary and Bonus. The base salary for each executive officer is, in general, established on the basis of relative parity with other executive officers of the Company. The Compensation Committee’s normal policy is to target base salary levels below the median of the estimated base salary levels paid for similar positions at peer companies to reflect the fact that each executive officer’s overall compensation is primarily composed of an equity interest in the Company. The philosophy behind this strategy is to have a very substantial portion of each executive officer’s financial rewards tied to the Company’s performance and stock price appreciation to create a greater incentive to create value for the Company’s shareholders. However, in setting the base salary set for Mr. Ross in November 2002 when he became the Chief Operating Officer, the Compensation Committee thought it more appropriate to take into account the levels of cash compensation paid to executive officers with similar responsibilities at companies with which the Company competes for executive talent. Accordingly, the base salary for Mr. Ross was set at a more competitive cash level. The Compensation Committee believed that such a course of action was necessary in light of Mr. Ross’ immediate availability in a demanding situation and of the substantial decline in the market price of the Company’s stock over the last few years and the need to provide a more balanced package of cash and equity to attract the high level of executive talent the Company needs for its long-term financial success.

     The Company did not pay cash bonuses to any executive officers for the 2002 Fiscal Year.

     Long-Term Incentives. To date, long-term incentives have consisted solely of grants of options to purchase the Company’s common stock. Generally, stock option grants are made annually by the Compensation Committee to certain of the Company’s executive officers. Each grant is designed to align and strengthen the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally vests and becomes exercisable in a series of installments over a four year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

     The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods, and his or her potential for future responsibility and promotion over the term of the option. The Compensation Committee also takes into account the number of unvested options held by the executive officer to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

     CEO and CTO Compensation. The Compensation Committee set the base salaries of Dr. Nicholas, then the Company’s President and Chief Executive Officer (“CEO”), and Dr. Samueli, then the Company’s Vice President of Research & Development and Chief Technical Officer (“CTO”), in the 2002 Fiscal Year, at levels that it believed were substantially below the median of base salary levels of chief executive officers and chief technical officers of those companies with which the Company competes for executive talent, due to the substantial equity ownership interests of both the CEO and CTO in the Company. However, the stock option grants made to the CEO and CTO in June 1997 had fully vested by January 2002 and those individuals no longer held any unvested options. Consequently, on March 1, 2002, the Compensation Committee decided to grant each of the CEO and CTO an option to purchase 1,000,000 shares of Class A common stock. The exercise price per share in effect under each such option is $35.06, the fair market value per share of the Class A common stock on the grant date. Each option will become exercisable in 48 successive equal installments upon the optionee’s completion of each month of service over the 48-month period measured from the March 1, 2002 grant date. At the time of the grant, the Compensation Committee believed that these option grants, together with the significant equity stake in the Company which the CEO and CTO already hold, would provide them with a significant incentive to continue contributing to the Company’s financial success because they will benefit from any appreciation in the value of the Company’s common stock. In addition, the Compensation Committee believes that the option grants made in 2002 further incentivize the CEO and CTO because they will only receive a return on the options if they remain employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term. Dr. Nicholas resigned as President and Chief Executive Officer in January 2003 and will cease to be a member of the Board after the Annual Meeting. In accordance with the terms of the Company’s 1998 Stock Incentive Plan, as amended and restated, and Dr. Nicholas’ stock option agreement with the Company, the options granted to Dr. Nicholas on March 1, 2002 will continue to vest through the date of the Annual Meeting, when he will cease to provide services to the Company as a director, and he will then have the next ninety days to exercise the vested portion of such option.

     In November 2002 both Dr. Nicholas and Dr. Samueli voluntarily agreed to a reduction in their annual rate of base salary to $1 until such time as the financial performance of the Company improves.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2002 Fiscal Year did not exceed the $1.0 million limit per officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company’s executive officers for the year ending December 31, 2003 within that limit. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee does not expect to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level. The 1998 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under the 1998 Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company’s shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-term and long-term.

     Submitted by the Compensation Committee* of the Company’s Board:

[George L. Farinsky] [Werner F. Wolfen]

*	Mr. Major joined the Board in January 2003 and thus did not participate in the Compensation Committee’s activities during or with respect to the 2002 Fiscal Year.

AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the 2002 Fiscal Year, which include the consolidated balance sheets of the Company as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2002, and the notes thereto.

     Composition and Charter. The Audit Committee of the Board currently consists of three independent directors, as that term is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules, Mr. Farinsky, who serves as Chairman of the Audit Committee, and Messrs. Major and Wolfen. Mr. Ross served on the Audit Committee from January 1, 2002 until November 2002, when he became a full-time Company employee. The Audit Committee operates under a written charter adopted by the Board. The Board amended and restated Audit Committee charter will be attached to the definitive Proxy Statement as Appendix A. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

     Responsibilities. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board have established, and the Company’s financial reporting process, and to maintain free and open lines of communication among the Audit Committee, the Company’s independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. However, the Audit Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors.

     Review with Management and Independent Auditors. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP. In addition, the Audit Committee has consulted with management and Ernst & Young LLP prior to the presentation of financial statements to shareholders.

     The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including, among other items, matters related to the conduct by the independent auditors of the audit of the Company’s consolidated financial statements.

     Ernst & Young LLP has provided to the Audit Committee the written disclosures and the correspondence required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Ernst & Young LLP its independence from the Company.

     Conclusion. Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC.

     Reappointment of Independent Auditors. In March 2003, the Audit Committee recommended to the Board the reappointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

     Submitted by the Audit Committee* of the Company’s Board of Directors:

[George L. Farinsky] [Werner F. Wolfen]

*	Mr. Major joined the Board in January 2003 and thus did not participate in the Audit Committee’s activities during or with respect to the 2002 Fiscal Year.

Audit and Related Fees

     Audit Fees. The fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for the 2002 Fiscal Year and the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2002 Fiscal Year were $804,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young LLP to the Company for financial information systems design and implementation for the 2002 Fiscal Year.

     All Other Fees. Other audit-related fees paid to Ernst & Young LLP for the 2002 Fiscal Year were an additional $873,000 and included, among other things, fees for accounting consultations, fees for acquisition-related work, registration statements and statutorily required audits in certain locations outside the U.S. where the Company has operations. Fees billed to the Company for non-audit-related services rendered by Ernst & Young LLP for the 2002 Fiscal Year, including fees for tax compliance and tax consulting services, were $374,000. All other fees in the aggregate, including audit-related fees, totaled $1,247,000.

     The Audit Committee has determined that all non-audit services provided by Ernst & Young are compatible with maintaining Ernst & Young’s audit independence.

STOCK PERFORMANCE GRAPH

     The graph below shows a comparison of cumulative total shareholder returns for the Company’s Class A common stock with the cumulative total return on the S&P 500® Index, the Nasdaq Stock Market (U.S.) Index, the Philadelphia Semiconductor Index and the JP Morgan H&Q Communications Index.

     The graph assumes $100 invested in the Company’s Class A common stock on April 17, 1998 and in the S&P 500 Index®, the Nasdaq Stock Market (U.S.) Index, the Philadelphia Semiconductor Index and the JP Morgan H&Q Communications Index on March 31, 1998 and the reinvestment of all dividends. The Company has not paid or declared any cash dividends on its Class A common stock. Shareholder returns over the indicated period should not be considered indicative of future stock prices or shareholder returns.

     The Company used the Philadelphia Semiconductor Index for comparative purposes in the current year because the industry index that was used in prior years, the JP Morgan H&Q Communications Index, was discontinued in March 2002. As a result, as required by applicable SEC rules, the graph below includes performance data for the JP Morgan H&Q Communications Index through December 2001.

COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
AMONG BROADCOM CORPORATION, THE S&P 500® INDEX,
THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE PHILADELPHIA SEMICONDUCTOR INDEX
AND THE JP MORGAN H&Q COMMUNICATIONS INDEX

	4/17/98	12/98	12/99	12/00	12/01	12/02

Broadcom Corporation	100.00	503.13	2,269.79	1,400.00	681.17	251.00
S&P 500	100.00	112.84	136.58	124.15	109.39	85.22
Nasdaq Stock Market (U.S.)	100.00	120.47	223.87	134.65	106.84	73.77
JP Morgan H&Q Communications	100.00	124.30	389.00	247.36	115.21
Philadelphia Semiconductor	100.00	138.66	243.99	177.77	162.01	84.89

     The preceding Stock Performance Graph, Compensation Committee Report and Audit Committee Report are not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, that might incorporate future filings made by the Company under those statutes, the Stock Performance Graph, Compensation Committee Report and Audit Committee Report shall not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Certain Transactions

     Since January 1, 2002 there has not been any transaction or series of related transactions to which the Company was or is a party involving an amount in excess of $60,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

     Officer Promissory Notes. In connection with his exercise of stock options for shares of the Company’s Class B common stock in July 1997, Mr. Ruehle delivered a $467,500 full-recourse promissory note to the Company. Such note was secured by the purchased shares, bore interest at the rate of 6.5% per annum and became due in July 2002. On July 30, 2002 Mr. Ruehle repaid the $202,252.22 balance owed on such note. The Company has paid Mr. Ruehle the amount necessary to compensate him, on a tax grossed-up basis, for the interest expense he incurred under the note during the 2002 fiscal year. In connection with his exercise of stock options for shares of the Company’s Class B common stock in December 1997, Aurelio E. Fernandez, who served as the Company’s Vice President of Worldwide Sales from December 1997 through October 2002, delivered a $1.8 million full-recourse promissory note to the Company. Such note was secured by the purchased shares, bore interest at the rate of 6.02% per annum and was due and payable in December 2002. On November 15, 2002 Mr. Fernandez repaid the $303,472 balance owed on such note. The Company has paid Mr. Fernandez the amount necessary to compensate him, on a tax grossed-up basis, for the interest expense he incurred under the note during the 2002 Fiscal Year.

     In accordance with the recently-enacted Sarbanes-Oxley Act of 2002, the Company in the future will not enter into any similar loan transactions with its executive officers or directors.

     Indemnification Agreements with Directors and Officers. In addition to the indemnification provisions contained in the Company’s Amended and Restated Articles of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify each such director or officer against expenses (including attorneys’ fees), judgments, fines and settlements (collectively, “Liabilities”) paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. Pursuant to these agreements, the Company may indemnify, and in certain cases is required to indemnify, its officers and directors for certain Liabilities incurred in connection with or related to the purported consolidated shareholder class action currently pending against the Company, In re: Broadcom Corp. Securities Litigation, as well as the purported shareholder derivative actions and the

Arenson, et al. v. Broadcom Corp., et al. lawsuit that are based on similar allegations. Additional information regarding these lawsuits in contained in this Proxy Statement under the heading “Proposal One: Election of Directors — Pending Litigation Involving Directors.”

     Transactions with Argoquest Holdings, LLC. In September 2000 the Company invested $5.0 million in Argoquest Holdings, LLC, a Delaware limited liability company (“Argoquest”), that has equity investments in various companies based on technologies developed in Israel. In connection with this investment, the Company purchased 500,000 Class C Units at a purchase price of $10.00 per Class C Unit. The Company also received warrants to purchase 250,000 Class D Units of Argoquest in connection with this investment. In addition, entities affiliated with Dr. Nicholas and Dr. Samueli, The Nicholas Family Trust (the “Nicholas Trust”) and H&S Associates, LLC (“H&S”), respectively, each invested $5.0 million in Argoquest in September 2000. Each entity purchased 500,000 Class C Units and similarly received warrants to purchase 250,000 Class D Units of Argoquest, all on the same terms as the Company’s investment.

     In September 2001 Argoquest effected a recapitalization, pursuant to which all of holders of the existing Class B Units and Class C Units of Argoquest agreed to exchange their units for newly issued Series B Interests and to cancel all of the outstanding warrants to purchase Class D Units. The objectives of the recapitalization included raising additional capital for Argoquest and simplifying its capital structure as well as effecting a valuation adjustment for the investors in Class C Units. In connection with this recapitalization, the Company invested an additional $2.0 million in Argoquest, purchasing an additional 286,551 Series B Interests. The Nicholas Trust and H&S did not purchase additional Series B Interests. As a result of the valuation adjustment to the Class C Units effected as part of the recapitalization, the equity interests of the Company and the other holders of Class C Units, including the Nicholas Trust and H&S, were increased. The equity interest in Argoquest held by the Nicholas Trust and H&S each increased from 1.96% to 2.68%.

     In view of economic and technology market conditions in the United States and Israel affecting the operations of both Argoquest and its portfolio companies, and Argoquest’s difficulties in raising additional capital to fund ongoing operations, the Company wrote-off the entire remaining balance of its investment in Argoquest in March 2002. Argoquest filed for bankruptcy protection in May 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

     The members of the Board, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding common stock are subject to the requirements of Section 16(a) of the Exchange Act which require them to file reports with the SEC with respect to their ownership and changes in their ownership of the Class A common stock and certain other equity securities of the Company. During the last year, the Company undertook an extensive review of the Section 16(a) reports previously filed on behalf of each individual who was currently serving as a Board member or executive officer of the Company to determine whether all of their reportable transactions in the Company’s equity securities were timely reported and to ensure proper reporting of all of their beneficial holdings.

     The review revealed that there were a number of transactions that were not timely reported and, as those transactions were identified, the Company undertook to file corrected forms throughout the year. In most of the cases there were no purchases or sales involved, but rather non-market transactions such as gifts, option grants, option exercises and conversions of Class B common stock into Class A common stock that had not been correctly reported. However, the review revealed that, in a few instances, there were also market transactions that were not timely reported on Form 4, although proper disclosure was made in accordance with Rule 144 in all required cases. Details of the corrected filings follow below.

     Form 5 Reports. The review revealed that a group of Form 5 reports for the fiscal year ended December 31, 2001 that were originally filed on a timely basis with the SEC on behalf of certain executive officers had been subsequently returned to the Company by the SEC due to the illegibility of such forms. When this was discovered, legible Form 5 reports were refiled on behalf of each individual; however, the Company considers these refiled reports to be late reports. The individuals for whom such Form 5 reports were refiled and the transactions covered by those reports included: Mr. Dull for two option grants; Mr. Fernandez for one option grant; Timothy M. Lindenfelser, who served as the Company’s Vice President and General Manager, Broadband Communications Business Unit from January 2000 through January 2003, for two option grants; Mr. Manian for two option grants; and Mr. Ruehle for three gifts and two option grants.

     Other Reports. There were a number of other late Section 16(a) reports filed for the 2002 Fiscal Year and prior fiscal years which reflect transactions that were not reported on a timely basis during the 2002 Fiscal Year or prior fiscal years by Board members and executive officers of the Company. The following is a list of the individuals for whom such late reports were filed and the number of transactions reflected in those reports. In compiling this list of additional late reports, the Company has relied on (i) the copies of Section 16(a) reports which the Company received from its reporting persons for their 2002 Fiscal Year transactions and holdings in the equity securities of the Company, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2002 Fiscal Year.

     Martin J. Colombatto, who served as the Company’s Vice President and General Manager, Networking Business Unit from December 1997 through November 2002, filed three late reports that covered six transactions: two transfers of common stock to his family trust, three conversions of Class B common stock into Class A common stock, and one option exercise. Mr. Dull filed one late report: an option exercise. Mr. Fernandez filed one late report which covered two transactions: one conversion of Class B common stock into Class A common stock and the subsequent open-market sale of those shares, with respect to which the intent to sell had been publicly disclosed under Rule 144 of the Securities Act. Mr. Lindenfelser filed three late reports which covered four transactions: two conversions of Class B common stock into Class A common stock, one involuntary acquisition of Class A common stock pursuant to a distribution of shares received from a venture capital fund in which Mr. Lindenfelser holds a limited partnership interest, and one option exercise. Mr. Manian filed four late reports that covered five transactions: four conversions of Class B common stock into Class A common and one option exercise. Dr. Nicholas and the Nicholas Family Trust, an owner of more that 10% of the Company’s common stock, filed one late joint report which covered two transactions: one conversion of Class B common stock into Class A common stock and the subsequent contribution of those shares of Class A common stock to a diversified investment fund in exchange for an interest in such fund. Dr. Samueli filed one late report which covered two transactions: one conversion of Class B common stock into Class A common stock, and the subsequent contribution of those shares of Class A common stock to a diversified investment fund in exchange for an interest in such fund. Mr. Wolfen filed one late report which covered eight transactions: two transfers to entities for which he has Section 16 reporting obligations, three conversions of Class B common stock into Class A common stock and three subsequent open-market sales of those shares, two of which were effected indirectly by entities attributed to Mr. Wolfen and with respect to which the intent to sell had been publicly disclosed under Rule 144 of the Securities Act.

     Since conducting the review, the Company has developed new procedures to improve compliance on an on-going basis, including compliance with the requirements of the Sarbanes-Oxley Act of 2002.

Annual Report to Shareholders

     A copy of the Annual Report to Shareholders of the Company for the 2002 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

     The Company intends to file an Annual Report on Form 10-K for the 2002 Fiscal Year with the SEC on or about March 31, 2003. Shareholders may obtain a copy of the Form 10-K and any of the Company’s other SEC reports, free of charge, by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013.

BY ORDER OF THE BOARD OF DIRECTORS,

Irvine, California April 21, 2003	David A. Dull Vice President of Business Affairs, General Counsel and Secretary

©2003 Broadcom Corporation. All rights reserved. Broadcom® and the pulse logo® are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. All other trademarks mentioned are the property of their respective owners.

Appendix A

Audit Committee Charter

[To be filed with definitive proxy materials]

Appendix B

BROADCOM CORPORATION
1998 STOCK INCENTIVE PLAN

AMENDED AND RESTATED EFFECTIVE MARCH 21, 2003

ARTICLE ONE

GENERAL PROVISIONS

     I.     PURPOSE OF THE PLAN

          This 1998 Stock Incentive Plan is intended to promote the interests of Broadcom Corporation, a California corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

          All share numbers in this March 2002 restatement reflect (i) the two-for-one split of the Common Stock which was effected on February 17, 1999 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on February 5, 1999 and (ii) the two-for-one split of the Common Stock which was effected on February 11, 2000 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on January 31, 2000.

     II.     STRUCTURE OF THE PLAN

          A.  The Plan shall be divided into five separate equity incentive programs:

               - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

              - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

               - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

               - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

          B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III.  ADMINISTRATION OF THE PLAN

          A.  The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized and approved by a disinterested majority of the Board.

          B.  Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C.  Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

          D.  The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

2.

          E.  Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F.  Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

     IV.     ELIGIBILITY

          A.  The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B.  Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

          C.  Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          D.  The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

3.

          E.  The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation’s shareholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Shareholders Meetings held after the Underwriting Date, including any individuals who first became non-employee Board members prior to such Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

          F.  All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

     V.     STOCK SUBJECT TO THE PLAN

          A.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 196,413,480 shares.1 Such reserve shall consist of (i) the 63,922,252 shares which were transferred as of the Plan Effective Date from the Predecessor Plans to this Plan, including the shares subject to outstanding options under that Predecessor Plans, (ii) plus an additional increase of 1,619,168 shares on January 4, 1999 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (iii) an additional increase of 20,000,000 shares authorized by the Board on September 24, 1999 and approved by the shareholders at the Special Shareholders Meeting held on November 22, 1999, plus (iv) an additional increase of 9,416,902 shares on January 3, 2000 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (v) an additional increase of 15,000,000 shares authorized by the Board on February 29, 2000 and approved by the shareholders at the 2000 Annual Meeting, plus (vi) an additional increase of 10,994,485 shares on January 2, 2001 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (vii) an additional increase of 25,000,000 shares authorized by the Board on April 20, 2001 and approved by the shareholders at the 2001 Annual Meeting, plus (viii) an additional increase of 11,959,496 shares on January 2, 2002 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (ix) an additional increase of 13,000,000 shares authorized by the Board on March 7, 2002 and approved by the shareholders at the 2002 Annual Meeting, plus (x) an additional increase of 12,501,177 shares on January 2, 2003 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (xi) an additional increase of 13,000,000 shares authorized by the Board on March 21, 2003, subject to shareholder approval at the 2003 Annual Meeting. To the extent any unvested shares

[1] The Common Stock issuable under the Plan shall be Class A Common Stock, except to the extent such stock is to be issued upon the exercise of outstanding options incorporated from the Predecessor Plans. For those options, the issuable stock shall be Class B Common Stock.

4.

of Common Stock outstanding under the Predecessor Plans as of the Plan Effective Date are subsequently repurchased by the Corporation, at the option exercise price paid per share, in connection with the holder’s termination of Service prior to vesting in those shares, the repurchased shares shall be added to the reserve of Common Stock available for issuance under the Plan, but in no event shall such addition exceed 18,000,000 shares.

          B.  The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2000, by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 18,000,000 shares.

          C.  No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances or share right awards for more than 6,000,000 shares of Common Stock in the aggregate per calendar year.

          D.  Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. All shares which become available for reissuance under the Plan, including the shares of Class B Common Stock subject to the outstanding options incorporated into this Plan from the Predecessor Plans which expire or terminate unexercised and any unvested shares of Class B Common Stock repurchased by the Corporation pursuant to its repurchase rights, shall be issuable solely as Class A Common Stock. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares of Common Stock issued to the holder of such option or stock issuance, and not by the gross number of shares for which the option is exercised or which vest under the stock issuance. However, shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section III of Article Three, Section II of Article Five or Section III of Article Six of the Plan shall not be available for subsequent issuance under the Plan.

          E.  If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number

5.

and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances or share right awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans, (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One and (vii) the maximum number and/or class of securities which may be added to the Plan through the repurchase of unvested shares issued under the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

6.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

     I.     OPTION TERMS

             Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

             A. Exercise Price.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

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     C.     Effect of Termination of Service.

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

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          D. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same limitation, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

     II.     INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

          A. Eligibility. Incentive Options may only be granted to Employees.

          B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

9.

          C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          D. 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

     III.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. No option outstanding at the time of a Change in Control shall become exercisable on an accelerated basis if and to the extent: (i) that option is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. However, if none of the foregoing conditions are satisfied, then each option outstanding at the time of the Change in Control but not otherwise exercisable for all the option shares shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

10.

          D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances or share right awards under the Plan per calendar year and (v) the maximum number and class of securities which may be added to the Plan through the repurchase of unvested shares issued under the Predecessor Plans. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, vest and become exercisable for all the option shares on an accelerated basis and may be exercised for any or all of the option shares as fully vested shares of Common Stock, whether or not those options are to be assumed or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate at the time of such Change in Control and shall not be assignable to successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Change in Control.

          F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall vest and become exercisable for all the option shares on an accelerated basis in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of the option term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

11.

          G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, vest and become exercisable for all the option shares on an accelerated basis and may be exercised for any or all of the option shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the Involuntary Termination of the Optionee’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over. Each option so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of the option term.

          H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

          I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.     CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

     V.     STOCK APPRECIATION RIGHTS

               A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

               B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option

12.

surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

(ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

                        C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise vested and exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

(iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

(iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

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ARTICLE THREE

SALARY INVESTMENT OPTION GRANT PROGRAM

     I.     OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

     II.     OPTION TERMS

          Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

          A. Exercise Price.

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A ÷ (B x 66-2/3%), where

X is the number of option shares,

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A is the dollar amount of the reduction in the Optionee’s base salary for the calendar year to be in effect pursuant to this program, and

B is the Fair Market Value per share of Common Stock on the option grant date.

          C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee’s completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D. Effect of Termination of Service. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of the option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Service. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     III.  CHANGE IN CONTROL/ HOSTILE TAKE-OVER

          A. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of such Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. Any option so assumed or continued in effect shall remain exercisable for the fully-vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a subsequent Change in Control or (iv) the surrender of the option in connection with a Hostile Take-Over.

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          B. In the event of a Hostile Take-Over while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of such Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a Change in Control or (iv) the surrender of the option in connection with that Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Change in Control or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Salary Investment Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

16.

     IV.     REMAINING TERMS

          The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE FOUR

STOCK ISSUANCE PROGRAM

     I.     STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

          A. Purchase Price.

               1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation;

(ii) past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii) any other valid form of consideration permissible under the California General Corporation Law at the time such shares are issued.

          B. Vesting Provisions.

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals. Upon the attainment of such performance goals, fully vested shares of Common Stock shall be issued in satisfaction of those share right awards.

18.

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

               6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

     II.     CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control,

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except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

               B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part upon the occurrence of a Change on Control and shall not be assignable to the successor corporation (or parent thereof), and the shares of Common Stock subject to those terminated rights shall immediately vest at the time of such Change in Control.

               C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, upon the Involuntary Termination of the Participant’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those repurchase rights do not otherwise terminate.

               D. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part upon the occurrence of a Hostile Take-Over, and the shares of Common Stock subject to those terminated rights shall accordingly vest at the time of such Hostile Take-Over.

     III.  SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

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ARTICLE FIVE

AUTOMATIC OPTION GRANT PROGRAM

     The provisions of this Article Five reflect the amendments to the Automatic Option Grant Program which were authorized by the Board on April 21, 2000 and March 7, 2002. The March 7, 2002 amendments are subject to shareholder approval at the 2002 Annual Meeting.

     I.     OPTION TERMS

          A. Grant Dates. Option grants shall be made on the dates specified below:

               1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after March 7, 2002 shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 100,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.2 Such individual shall receive an additional 100,000-share option grant once every four (4) years thereafter during his or her period of continued service as an Eligible Director. Each such additional 100,000-share grant shall be made immediately upon his or her completion of each subsequent four (4)-year period of continued service as an Eligible Director.

               2. On the date of the 2002 Annual Shareholders Meeting, each individual with at least four (4) years of continuous service as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase 100,000 shares of Common Stock. Each such individual shall receive an additional 100,000-share option grant once every four (4) years thereafter during his or her period of continued service as an Eligible Director. Each such additional 100,000-share grant shall be made immediately upon his or her completion of each subsequent four (4)-year period of continued service as an Eligible Director, with such service to be measured from the starting point of the April 25, 2002 Annual Shareholders Meeting.

               3. If a continuing non-employee Board member has not, as of the date of the 2002 Annual Shareholders Meeting, completed at least four (4) years of continuous service as an Eligible Director, then that individual shall receive his or her 100,000-share grant immediately upon his or her completion of four (4) years of service in such capacity. Such individual shall receive an additional 100,000-share option grant once every four (4) years thereafter during his or her period of continued service as an Eligible Director. Each such additional 100,000-share grant shall be made immediately upon his or her completion of each subsequent four (4)-year period of continued service as an Eligible Director.

[2] Prior to April 21, 2000, the initial grant to a newly elected or appointed non-employee Board member was for 160,000 shares, as adjusted for the two 2-for-1 splits of the Common Stock.

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               4. On the date of each Annual Shareholders Meeting, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 15,000 shares of Common Stock, whether or not that individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 15,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service. Such grant shall be in addition to any 100,000-share option grant to which such individual may be entitled to receive in the same year as that Annual Shareholders Meeting pursuant to the provisions of paragraphs A.1 through A.3 above.

          B. Exercise Price.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

          D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each 100,000-share grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee’s completion of each year of service as a Board member over the four (4)-year period measured from the option grant date. The shares subject to each annual 15,000-share option grant shall vest, and the Corporation’s repurchase right shall lapse, upon the Optionee’s completion of one (1) year of Board service measured from the option grant date.

22.

          E. Limited Transferability of Options. Each option under this Article Five may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

          F. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

(iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

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     II.     CHANGE IN CONTROL/ HOSTILE TAKE-OVER

          A. In the event of any Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

          B. In the event of a Hostile Take-Over while the Optionee remains a Board member, the shares of Common Stock at the time subject to each option outstanding under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with that Hostile Take-Over.

          C. All outstanding repurchase rights under the Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

          D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          E. Each option which is assumed in connection with a Change in Control or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the

24.

actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III.  REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE SIX

DIRECTOR FEE OPTION GRANT PROGRAM

     I.     OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation’s Chief Financial Officer prior to the first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

     II.     OPTION TERMS

          Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

          A. Exercise Price.

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A ÷ (B x 66-2/3%), where

               X is the number of option shares,

A is the portion of the annual retainer fee subject to the non-employee Board member’s election, and

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B is the Fair Market Value per share of Common Stock on the option grant date.

          C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee’s completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D. Limited Transferability of Options. Each option under this Article Six may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Six, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

          E. Termination of Board Service. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

          F. Death or Permanent Disability. Should the Optionee’s service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. In the event of the Optionee’s death while holding such option, the option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

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               Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Board service.

     III.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Change in Control while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. Any option so assumed or continued in effect shall remain exercisable for the fully-vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service, (iii) the termination of the option in connection with a subsequent Change in Control transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

          B. In the event of a Hostile Take-Over while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service, (iii) the termination of the option in connection with a Change in Control transaction or (iv) the surrender of the option in connection with that Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the

28.

aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.     REMAINING TERMS

          The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE SEVEN

MISCELLANEOUS

     I.     FINANCING

          The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.     TAX WITHHOLDING

          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

               Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

30.

     III.  EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan became effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s shareholders. If such shareholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after the Section 12 Registration Date. All options outstanding under the Predecessor Plans on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Take-Overs, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.

          D. The Plan was amended by the Board in September 1999 (the “September 1999 Restatement”) to effect the following changes:

(i) increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 10,000,000 shares; and

(ii) revise the automatic share increase provisions of the Plan so that the number of shares of Common Stock by which the share reserve is to increase automatically on the first trading day of January each year shall be increased from 3% of the total number of shares of Class A Common Stock outstanding on the last trading day in December of the immediately preceding calendar year to 4.5% of the total number of shares of Class A and Class B Common Stock outstanding on the last trading day of December each year, beginning with the January 3, 2000 annual increase, but in no event shall any such annual increase exceed 18,000,000 shares of Class A Common Stock.

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The amendment was approved by the shareholders at the Special Shareholders Meeting held on November 22, 1999.

          E. The Plan was amended by the Board on February 29, 2000 (the “February 2000 Restatement”) to increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 15,000,000 shares, and such increase was approved by the shareholders at the 2000 Annual Shareholders Meeting.

          F. The Plan was amended by the Board on April 21, 2000 (the “April 2000 Restatement”) to revise the provisions of the Automatic Option Grant Program to reduce the number of shares of Common Stock subject to the automatic option grant made to each newly elected or appointed non-employee Board member from 160,000 shares of Common Stock to 80,000 shares of Common Stock.

          G. The Plan was amended by the Board on April 20, 2001 (the “April 2001 Restatement”) to increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 25,000,000 shares and such increase was approved by the shareholders at the 2001 Annual Shareholders Meeting.

          H. The Plan was amended by the Board on March 7, 2002 in order to (i) increase the number of shares of Common Stock for which each individual who is to continue to serve as an Eligible Director shall receive an annual automatic option grant under such program from 12,000 shares of Common Stock to 15,000 shares of Common Stock and eliminate the requirement that the non-employee Board member must complete at least 6 months of service in such capacity before he or she would be eligible to receive the first such annual option grant, (ii) increase the number of shares of Common Stock for which a newly elected or appointed Eligible Director is to receive as his or her initial annual automatic option grant under such program from 80,000 shares of Common Stock to 100,000 shares of Common Stock and (iii) provide for additional 100,000-share option grants to be made to each Eligible Director periodically upon his or her completion of each four (4)-year period of continued service as an Eligible Director. The amendment was approved by the shareholders at the 2002 Annual Meeting.

           I. The Plan was amended by the Board on March 21, 2003 (the “March 2003 Restatement”) to (a) expand the types of acceptable consideration for which shares may be issued under the Stock Issuance Program to include all items of valid consideration permissible under the California General Corporate Law and (b) increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 13,000,000 shares. No option grants made on the basis of the 13,000,000-share increase authorized by the March 2003 Restatement shall become exercisable in whole or in part unless and until the March 2003 Restatement is approved by the shareholders at the 2003 Annual Shareholders Meeting. Should such shareholder approval not be obtained, then each option grant made pursuant to the 13,000,000-share increase authorized by the March 2003 Restatement shall terminate and cease to be outstanding, and no further option grants shall be made on the basis of that share increase. However, the provisions of the Plan as in effect immediately prior to that 13,000,000-share increase shall remain in effect, and option grants and direct stock issuances may continue to be made pursuant to those provisions of the Plan.

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           J. The Plan shall terminate upon the earliest to occur of (i) January 31, 2008, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Should the Plan terminate on January 31, 2008, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

     IV.     AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.     USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.     REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8

33.

registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII.  NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

34.

APPENDIX

          The following definitions shall be in effect under the Plan:

          A. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Five of the Plan.

          B. Board shall mean the Corporation’s Board of Directors.

          C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

          D. Code shall mean the Internal Revenue Code of 1986, as amended.

          E. Common Stock shall mean the Corporation’s Class A Common Stock.

          F. Corporation shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation, which shall by appropriate action adopt the Plan.

          G. Director Fee Option Grant Program shall mean the special stock option grant program in effect for non-employee Board members under Article Six of the Plan.

          H. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

          I. Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program or the Director Fee Option Grant Program in accordance with the eligibility provisions of Articles One, Five and Six.

          J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

          L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

          M. Hostile Take-Over shall mean either of the following events effecting a change in control or ownership of the Corporation:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders which the Board does not recommend such shareholders to accept, or

A-2.

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          N. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

          O. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

          P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

          R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

          S. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

A-3.

           T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          U. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

          V. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          W. Plan shall mean the Corporation’s 1998 Stock Incentive Plan, as set forth in this document.

          X. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          Y. Plan Effective Date shall mean February 3, 1998.

          Z. Predecessor Plans shall collectively mean the Corporation’s 1994 Amended and Restated Stock Option Plan and the Special Stock Option Plan, as in effect immediately prior to the Plan Effective Date hereunder.

          AA. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

          BB. Salary Investment Option Grant Program shall mean the salary investment option grant program in effect under Article Three of the Plan.

          CC. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

A-4.

          DD. Section 12 Registration Date shall mean the date on which the Common Stock is first registered under Section 12 of the 1934 Act.

          EE. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          FF. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

          GG. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

          HH. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          II. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

          JJ. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          KK. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          LL. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          MM. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

          NN. Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

A-5.

          OO. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

A-6.

Appendix C

BROADCOM CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN
(as Amended and Restated March 21, 2003)

I.	PURPOSE OF THE PLAN

               This Employee Stock Purchase Plan is intended to promote the interests of Broadcom Corporation by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

               Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

               All share numbers in this March 21, 2003 restatement reflect (i) the two-for-one split of the Common Stock which was effected on February 17, 1999 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on February 5, 1999 and (ii) the two-for-one split of the Common Stock which was effected on February 11, 2000 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on January 31, 2000.

II.	ADMINISTRATION OF THE PLAN

               The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.	STOCK SUBJECT TO PLAN

               A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 6,694,509 shares. Such reserve shall consist of (i) the initial share reserve of 3,000,000 shares, (ii) an increase of 3,000,000 shares authorized by the Board on March 7, 2002 and approved by the shareholders at the 2002 Annual Meeting and (iii) an additional increase of 694,509 shares effected in January 2003 pursuant to the automatic share increase provisions of Section III.B.

               B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2003, by an amount equal to twenty-five one hundredths of one percent (0.25%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 1,000,000 shares. Subject to shareholder approval at the 2003 Annual Meeting, the foregoing automatic share increase provision shall be revised upward so that the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the remaining term of the Plan, beginning with calendar year 2004, by an amount equal to one percent (1%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 3,000,000 shares.

               C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan is to increase each calendar year pursuant to the provisions of Section III.B, (iii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iv) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date and (v) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.	OFFERING PERIODS

               A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

               B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. However, the initial offering period shall commence at the Effective Time and terminate on the last business day in April 2000. The next offering period shall commence on the first business day in May 2000, and subsequent offering periods shall commence as designated by the Plan Administrator.

               C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in May each year to the last business day in October of the same year and from the first business day in

2

November each year to the last business day in April of the following year. However, the first Purchase Interval in effect under the initial offering period shall commence at the Effective Time and terminate on the last business day in October 1998.

               D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

V.	ELIGIBILITY

               A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Quarterly Entry Date within that offering period, provided he or she remains an Eligible Employee.

               B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Quarterly Entry Date within that offering period on which he or she is an Eligible Employee.

               C. Each corporation acquired by the Corporation at any time after March 7, 2002 pursuant to a transaction in which that acquired corporation is to be maintained as a separate Corporate Affiliate shall automatically become a Participating Corporation effective as of the first Quarterly Entry Date coincident with or next following the effective date of the acquisition.

               D. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

               E. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI.	PAYROLL DEDUCTIONS

               A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

3

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction, by filing the appropriate form with the Plan Administrator. Effective for all offering periods beginning on or after May 1, 2003, the reduction shall become effective on the first pay day of the month following the month in which such form is filed, and there shall be no limit on the number of such reductions a Participant may effect during a Purchase Interval.[1]

(ii) The Participant may, at any time during the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. Effective for all offering periods beginning on or after May 1, 2003, the new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective on the first pay day of the month following the month in which such form is filed, and there shall be no limit on the number of such increases a Participant may effect during a Purchase Interval.[2]

               B. Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

               C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

               D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.	PURCHASE RIGHTS

               A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the

[1] For offering periods beginning prior to May 1, 2003, no Participant may effect more than one (1) such reduction per Purchase Interval, and any such permissible reduction will become effective as soon as possible following the filing of the elected reduction with the Plan Administrator.

[2] For offering periods beginning prior to May 1, 2003, any increase in the rate of payroll deduction will only become effective as of the start of the Purchase Interval immediately following the filing of the elected increase with the Plan Administrator, and the Participant is accordingly allowed only one such increase per Purchase Interval.

4

remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

               Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

               B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

               C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

               D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed Six Thousand (6,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date in any offering period beginning on or after May 1, 2003 shall not exceed One Million Two Hundred Thousand (1,200,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date during that offering period.

               E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on such Purchase Date shall be promptly refunded.

5

               F. Withdrawal from Plan/Termination of Purchase Right: The following provisions shall govern the withdrawal or the termination of outstanding purchase rights:

(i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, withdraw from the Plan by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the offering period in which such withdrawal occurs. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such withdrawal, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(ii) In order to resume participation in the Plan, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before any subsequently scheduled Quarterly Entry Date.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (i) within ninety (90) days following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

6

               G. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.

               The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

               H. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

               I. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

               J. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.	ACCRUAL LIMITATIONS

               A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

7

               B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

               C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

               D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.	EFFECTIVE DATE AND TERM OF THE PLAN

               A. The Plan was adopted by the Board on February 3, 1998 and became effective at the Effective Time. However, no purchase rights granted under the Plan were exercised, and no shares of Common Stock were issued hereunder, until (i) the Plan had been approved by the shareholders of the Corporation and (ii) the Corporation had complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

               B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in April 2008, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

8

X.	AMENDMENT/TERMINATION OF THE PLAN

               A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the Corporation to recognize compensation expense in the absence of such amendment or termination.

               B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

               C. On March 7, 2002, the Board amended the Plan to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 3,000,000 shares and (ii) to implement an automatic share increase feature pursuant to the provisions of Section III.B. The amendment was approved by the shareholders at the 2002 Annual Meeting.

               D. On October 31, 2002, the Board amended the Plan to increase the number of shares of Common Stock purchasable in total by all Participants on each Purchase Date within any offering period beginning on or after November 1, 2002 from 600,000 to 1,200,000 shares.

               E. On March 21, 2003, the Board amended the Plan to (i) revise the automatic share increase provisions of Section III.B upward so that so that the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the remaining term of the Plan, beginning with calendar year 2004, by an amount equal to one percent (1%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 3,000,000 shares, (ii) allow Participants who withdraw from an offering period to rejoin the Plan on any subsequently scheduled Quarterly Entry Date and, effective for all of offering periods beginning on or after May 1, 2003, (iii) remove the limitation on the number of times a Participant may change his or her rate of payroll deduction during a Purchase Interval.

XI.	GENERAL PROVISIONS

               A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

9

               B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

               C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

               D. The Corporation and each Participating Corporation shall have the right to take whatever steps the Plan Administrator deems necessary or appropriate to comply with all applicable federal, state, local and employment tax withholding requirements, and the Corporation’s obligations to deliver shares under this Plan shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, the Corporation and each Participating Corporation shall have the right to withhold taxes from any other compensation or other amounts which it may owe to the Participant, or to require the Participant to pay to the Corporation or the Participating Corporation the amount of any taxes which the Corporation or the Participating Corporation may be required to withhold with respect to such shares. In this connection, the Plan Administrator may require the Participant to notify the Plan Administrator, the Corporation or a Participating Corporation before the Participant sells or otherwise disposes of any shares acquired under the Plan.

10

Schedule A

Corporations Participating in
Employee Stock Purchase Plan
As of March 21, 2003

Broadcom Corporation

Altima Communications, Inc.

AltoCom, Inc.

Broadcom Asia Distribution Pte. Ltd.

Broadcom Canada Ltd.

Broadcom HomeNetworking, Inc.

Broadcom Japan K.K.

Broadcom India Private Limited

Broadcom Israel Ltd.

Broadcom Netherlands B.V.

Broadcom Singapore Pte Ltd.

Broadcom Taiwan Corporation

Broadcom UK Ltd.

ServerWorks Corporation

APPENDIX

               The following definitions shall be in effect under the Plan:

               A. Board shall mean the Corporation’s Board of Directors.

               B. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.

               C. Change in Control shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

               D. Code shall mean the Internal Revenue Code of 1986, as amended.

               E. Common Stock shall mean the Corporation’s Class A common stock.

               F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

               G. Corporation shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation which shall by appropriate action adopt the Plan.

               H. Effective Time shall mean the time at which the Underwriting Agreement was executed and the Common Stock priced for the initial public offering. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

               I. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

               J. Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

               K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of the initial offering period which began at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock was sold in the initial public offering pursuant to the Underwriting Agreement.

               L. 1933 Act shall mean the Securities Act of 1933, as amended.

               M. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

               N. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

               O. Plan shall mean the Corporation’s 1998 Employee Stock Purchase Plan, as set forth in this document.

               P. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

               Q. Purchase Date shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be October 30, 1998.

               R. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

               S. Quarterly Entry Date shall mean the first business day in February, May, August and November each year on which an Eligible Employee may first enter an offering period. The first such Quarterly Entry Date shall be August 2, 1999.

               T. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

               U. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

\

PROXY	BROADCOM CORPORATION CLASS A COMMON STOCK Annual Meeting of Shareholders, May 21, 2003 This Proxy is Solicited on Behalf of the Board of Directors of Broadcom Corporation	PROXY

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 21, 2003 and the Proxy Statement, and appoints William J. Ruehle and Vahid Manian, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class A common stock of Broadcom Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California 92707, May 21, 2003 at 10:00 a.m. Pacific Time and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

- DETACH PROXY CARD HERE -

Please Detach Here
- You Must Detach This Portion of the Proxy Card -
Before Returning it in the Enclosed Envelope

1.	To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

☐	FOR ALL NOMINEES*	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES*	☐	EXCEPTIONS*

Nominees: Alan E. Ross, Henry Samueli, Ph.D., George L. Farinsky, John Major, Werner F. Wolfen

*Instructions: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee, while voting for the others, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To approve an amendment to the Company’s Bylaws, as previously amended and restated, to increase the authorized minimum and maximum number of directors on the Board from a range of four (4) to seven (7) directors to a range of five (5) to nine (9) directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve an amendment to the Company’s 1998 Stock Incentive Plan, as previously amended and restated, to increase the number of shares of Class A common stock reserved for issuance under such plan by an additional 13,000,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	To approve an amendment to the Company’s 1998 Employee Stock Purchase Plan, as previously amended and restated, to (i) increase the automatic annual share increase provision of the plan from .25% to 1% of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year and (ii) increase the limitation on the automatic annual share increase provision from 1,000,000 to 3,000,000 shares per year.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	To approve the special stock options grants made under the 1998 Stock Incentive Plan on February 10, 2003 to George L. Farinsky and Werner F. Wolfen, each of whom is a non-employee Board member. Each option is exercisable for 115,000 shares of the Company’s Class A common stock at an exercise price of $12.63 per share.

☐	FOR	☐	AGAINST	☐	ABSTAIN

6.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

7.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote IN FAVOR OF the nominees listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the nominees listed above and IN FAVOR OF each of the other proposals.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name(s) (Authorized Signature(s))

Date:

This Proxy must be signed and dated to be valid

PROXY	BROADCOM CORPORATION CLASS B COMMON STOCK Annual Meeting of Shareholders, May 21, 2003 This Proxy is Solicited on Behalf of the Board of Directors of Broadcom Corporation	PROXY

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 21, 2003 and the Proxy Statement, and appoints William J. Ruehle and Vahid Manian, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Broadcom Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California 92707, May 21, 2003 at 10:00 a.m. Pacific Time and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

- DETACH PROXY CARD HERE -

Please Detach Here
- You Must Detach This Portion of the Proxy Card -
Before Returning it in the Enclosed Envelope

1.	To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

☐	FOR ALL NOMINEES*	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES*	☐	EXCEPTIONS*

Nominees: Alan E. Ross, Henry Samueli, Ph.D., George L. Farinsky, John Major, Werner F. Wolfen

*Instructions: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee, while voting for the others, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To approve an amendment to the Company’s Bylaws, as previously amended and restated, to increase the authorized minimum and maximum number of directors on the Board from a range of four (4) to seven (7) directors to a range of five (5) to nine (9) directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve an amendment to the Company’s 1998 Stock Incentive Plan, as previously amended and restated, to increase the number of shares of Class A common stock reserved for issuance under such plan by an additional 13,000,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	To approve an amendment to the Company’s 1998 Employee Stock Purchase Plan, as previously amended and restated, to (i) increase the automatic annual share increase provision of the plan from .25% to 1% of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year and (ii) increase the limitation on the automatic annual share increase provision from 1,000,000 to 3,000,000 shares per year.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	To approve the special stock options grants made under the 1998 Stock Incentive Plan on February 10, 2003 to George L. Farinsky and Werner F. Wolfen, each of whom is a non-employee Board member. Each option is exercisable for 115,000 shares of the Company’s Class A common stock at an exercise price of $12.63 per share.

☐	FOR	☐	AGAINST	☐	ABSTAIN

6.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

7.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote IN FAVOR OF the nominees listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the nominees listed above and IN FAVOR OF each of the other proposals.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name(s) (Authorized Signature(s))

Date:

This Proxy must be signed and dated to be valid